UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Biota Pharmaceuticals, Inc.

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BIOTA PHARMACEUTICALS, INC.

2500 Northwinds Parkway, Suite 100

Alpharetta, GA 30009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 12, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Biota Pharmaceuticals, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Time, on November 12, 2013 at the corporate offices of the Company located at 2500 Northwinds Parkway, Suite 100, Alpharetta, GA 30009 for the following purposes:

1. To elect seven directors of the Company to hold office until the 2014 Annual Meeting of Stockholders and until the election and qualification of their respective successors;

2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2014;

3. To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to decrease the number of the authorized shares of the Company’s common stock from 200,000,000 to 70,000,000;

4. To approve the amendment to the Company’s 2007 Omnibus Equity and Incentive Plan to increase the number of shares reserved under the plan by 3,000,000 shares of the Company’s common stock, to revise certain limitations on the awards intended to qualify as performance-based awards for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and to re-approve the performance goals for performance based awards;

5. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers; and

6. To transact such other business as may properly come before the meeting and any adjournment thereof.

Only holders of record of the Company’s common stock at the close of business on September 19, 2013 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS FOR INTERNET VOTING ON THE NOTICE OF AVAILABILITY OF PROXY MATERIALS, OR PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Russell H. Plumb

President and Chief Executive Officer

BIOTA PHARMACEUTICALS, INC.

2500 Northwinds Parkway, Suite 100

Alpharetta, GA 30009

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Biota Pharmaceuticals, Inc. (“Biota” or the “Company”) of proxies to be voted at the 2013 Annual Meeting of Stockholders to be held on November 12, 2013 (the “Annual Meeting”). The purposes of the Annual Meeting are as follows:

1. To elect seven directors of the Company to hold office until the 2014 Annual Meeting of Stockholders and until the election and qualification of their respective successors;

2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2014; and

3. To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to decrease the number of the authorized shares of the Company’s common stock from 200,000,000 to 70,000,000;

4. To approve the amendment to the Company’s 2007 Omnibus Equity and Incentive Plan to increase the number of shares reserved under the plan by 3,000,000 shares of the Company’s common stock, to revise certain limitations on the awards intended to qualify as performance-based awards for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and to re-approve the performance goals for performance based awards;

5. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers;

6. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card and the 2013 Annual Report to Stockholders are being made available to stockholders beginning on or about October 1, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 12, 2013

This proxy statement and the 2013 Annual Report are available at http://investors.biotapharma.com

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why are you receiving these proxy materials?

The Company is providing these proxy materials to you because the Board of Directors is soliciting holders of the Company’s common stock, $0.10 par value per share (the “Common Stock”), to provide proxies to be voted at the Annual Meeting. The Annual Meeting is scheduled for November 12, 2013, commencing at 9:00 a.m. local time at the Company’s corporate offices located at 2500 Northwinds Parkway, Suite 100, Alpharetta, GA 30009. Your proxy will be used at the Annual Meeting or at any adjournment(s) of the meeting.

Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”), the Company is permitted to furnish proxy materials, including this proxy statement and its 2013 annual report, to stockholders by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, the notice provides instructions on how to access and review the proxy materials on the internet. The notice also provides instructions on how to submit your proxy and voting instructions via the internet. If you would like to receive a printed or email copy of the Company’s proxy materials, please follow the instructions for requesting the materials in the notice.

Who is soliciting my proxy?

The Board is soliciting your proxy to vote on all matters scheduled to come before the Company’s Annual Meeting, whether or not you attend in person. By completing, dating, signing and returning the proxy card or voting instruction card, or by submitting your proxy and voting instructions via the internet, you are authorizing the proxy holders to vote your shares at the annual meeting as you have instructed.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on September 19, 2013, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their shares held on that date. As of the Record Date, 28,423,987 shares of Common Stock were outstanding, each of which is entitled to one vote on each proposal to be considered at the Annual Meeting. Stockholders do not have cumulative voting rights.

How can you vote?

Stockholders of Record: Shares Registered in Name

If you are a record holder, which means your shares are registered in your name, you may vote or submit a proxy:

1. Over the Internet — If you have internet access, you may authorize the voting of your shares by following the internet voting instructions set forth in the notice of internet availability of proxy materials. You must specify how you want your shares voted, or your vote will not be registered and you will receive an error message. Your shares will be voted according to your instructions.

2. By Mail — If you have received printed materials, complete, date and sign your proxy card and return it in the postage-paid envelope provided. If you sign your proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board. Unsigned proxy cards will not be voted.

3. In Person at the Meeting — If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which the Company will provide to you at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent (typically referred to as being held in “street name”), you should receive a notice containing voting instructions from that organization rather than the Company. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or agent. Follow the instructions from your broker, bank or agent included with these proxy materials, or contact your broker, bank or agent to request a proxy form.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine”. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine”, such as the ratification of the appointment of the independent registered public accounting firm for the Company; however, but not with respect to “non-routine” matters, which would include matters that may substantially affect the rights or privileges of stockholders, including, but not limited to, proposals relating to election of directors, the compensation of our named executive officers, the approval of the amendment to the Company’s Restated Certificate of Incorporation, the approval of the amendment to the 2007 Omnibus Equity and Incentive Plan and stockholder proposals, if any.

Can you change your vote or revoke your proxy?

You may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by: (1) notifying the Company’s Secretary, Peter Azzarello, in writing at 2500 Northwinds Parkway, Suite 100, Alpharetta, GA 30009, that you are revoking your proxy; (2) submitting new voting instructions using any of the methods described above; or (3) attending and voting by ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your broker, bank, or other nominee pursuant to the instructions you have received from them.

How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you vote by mail and complete, sign, and return the proxy card but do not indicate your vote, your proxy will vote “FOR” each of the director nominees, “FOR” for the ratification of the appointment of PricewaterhouseCoopers LLP, “FOR” the approval of the amendment to the Company’s Restated Certificate of Incorporation, ”FOR” the approval of the amendment to the Company’s 2007 Omnibus Equity and Incentive Plan and the re-approval of performance goals for performance based awards and “FOR” the approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers, which votes represent the recommendations of the Board with respect to such matters. The Board does not intend to bring any other matter for a vote at the Annual Meeting, and neither the Company nor the Board knows of anyone else who intends to do so. However, on any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their best judgment.

What constitutes a quorum?

At any meeting of stockholders, the holders of issued and outstanding shares of capital stock which represent a majority of the votes entitled to be cast thereat, present in person or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes will be counted as present for the purpose of establishing a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, the Company will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter, and how are votes counted?

Proposal 1 — Elect of directors — For Proposal 1, the nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. This means that the nominees with the most “FOR” votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

Proposal 2 — Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm  — For Proposal 2, the affirmative vote of the majority of the votes properly cast on this proposal is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2014. Abstentions will not be considered votes cast on the proposal and will therefore have no effect on such proposal.

Proposal 3 — Approval of an amendment to the Company’s Restated Certificate of Incorporation, as amended, to decrease the number of the authorized shares of the Company’s Common Stock to 70,000,000 – The proposal to approve the amendment to our Restated Certificate of Incorporation, as amended, requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock issued and outstanding and entitled to vote. Both abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, and will have the same effect as votes “AGAINST” approval of each of these proposals.

Proposal 4 – Approval of the 2007 Omnibus Equity and Incentive Plan, as amended, which includes an increase in the share reserve by 3,000,000 shares, revisions to certain limitations on the awards intended to qualify as performance-based awards for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the re-approval of performance goals for performance based awards – The proposal to approve the amended 2007 Omnibus Equity and Incentive Plan and the re-approval of performance goals for performance based awards requires the affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy. Abstentions and broker non-votes will not be considered votes cast on the proposal and will therefore have no effect on such proposal.

Proposal 5 — Approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers— The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers requires the affirmative vote of the votes properly cast on this proposal. Abstentions and broker non-votes will not be considered votes cast on the proposal and will therefore have no effect on such proposal. However, because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee.

Could other matters be presented for a vote at the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be presented for a vote at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named as proxy holders will have the discretionary authority to vote the shares represented by the proxy card on those matters. If for any reason any of the nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board

Where can you find the voting results?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K, which the Company will file with the SEC no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, we will file an additional current report on Form 8-K with the SEC to disclose the final voting results.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of the Board of Directors, and the Company will bear the costs of the solicitation. The Company will be responsible for paying for all expenses to prepare, print, and mail the proxy materials to stockholders. In accordance with the regulations of the SEC, the Company will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to the solicitation by use of the mails, the Company officers, directors and employees may solicit the return of proxies by telephone or personal interviews. The Company may also retain a proxy solicitor if it appears reasonably likely that the Company may not obtain a quorum to conduct the Annual Meeting. The Company may retain a proxy solicitor, if it chooses to do so, not to exceed $7,500.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation, as amended, and the Company’s By-Laws provide that directors are to be elected at the Annual Meeting of Stockholders to hold office until the next annual meeting and until their respective successors are elected and qualified. Currently, the Board of Directors consists of seven members. Vacancies on the Board resulting from death, resignation, retirement, disqualification or removal may be filled by the affirmative vote of a majority of the remaining directors then in office, whether or not a quorum of the Board is present. Newly created directorships resulting from any increase in the number of directors may, unless the Board determines otherwise, be filled only by the affirmative vote of the directors then in office, whether or not a quorum of the Board is present. Any director elected as a result of a vacancy shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Messrs. Cox, Dougherty, Fox, Hill, Plumb and Richard and Ms. VanLent to serve a one-year term commencing at the Annual Meeting and continuing until the 2014 annual meeting or until their successors are duly elected and qualified. Each of the nominees is an existing director of the Company.

Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. If, for any reason, at the time of the election any of the nominees should become unavailable to serve as a director, it is intended that the proxies voted for the election of such director will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board of Directors.

Set forth below is biographical information for each person nominated, including a description of the experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a director of the Company as of the date hereof, in light of the Company’s business strategy, prospects and structure.

NOMINEES FOR ELECTION

Russell H. Plumb, age 54, has served as President, Chief Executive Officer and a director of the Company since November 2012. Mr. Plumb previously served as President, Chief Executive Officer and Chief Financial Officer of Inhibitex, Inc., a U.S. publicly-traded, clinical-stage drug development company, from December 30, 2006 through February 13, 2012, when it was acquired by Bristol-Myers Squibb. Prior to that, Mr. Plumb served as Vice President, Finance and Administration and Chief Financial Officer of Inhibitex from August 2000 through December 2006. From December 1999 to July 2000, Mr. Plumb served as Chief Financial Officer of Emory Vision, a privately-held healthcare company. From 1994 to November 1999, he served as Chief Financial Officer and Vice President, Finance of Serologicals Corporation, a publicly-held biopharmaceutical company. Mr. Plumb received both a Bachelor of Commerce and a M.B.A. from the University of Toronto. Mr. Plumb has received designations as a certified public accountant in Michigan and Georgia. Mr. Plumb’s experience in managing the strategic, financial and operational growth of emerging biopharmaceutical companies, as well as his key role in leading the Company and developing its current business strategy as Chief Executive Officer of the Company, led to the conclusion that he should serve on the Company’s Board of Directors.

James Fox, Ph.D., age 61, has served as Chairman of the Company’s Board of Directors since his appointment as a director in November 2012 and served as Chairman of the Board of Biota Holdings Limited from February 2009 to November 2012. Dr. Fox has extensive experience in global technology and healthcare businesses. Dr. Fox led the start-up of Invetech, an Australian contract research and development company that specializes in healthcare products and complex instruments for international markets. Invetech was merged with Australian Securities Exchange listed Vision Systems Limited in 1993 and Dr. Fox took over as Group Managing Director of the combined entity. In January 2007, Vision Systems Ltd., then a global cancer diagnostics company, was acquired by Danaher Corporation. Prior to Invetech, Dr. Fox spent seven years working as a consultant and director with PA Technology. Dr. Fox currently serves as a director of GenMark Diagnostics, Inc., Air New Zealand Ltd., TTP Group plc and MS Research Australia, a not-for-profit organization aimed at financing public multiple sclerosis research. Dr. Fox received his Bachelor’s, Master’s and Ph.D. degrees in engineering from the University of Melbourne. Dr. Fox’s extensive experience in the healthcare industry, including technology and product development, and his business leadership as a director of several companies led to the conclusion that he should serve on the Company’s Board of Directors.

Geoffrey F. Cox, Ph.D., age 69, has served on the Company’s Board of Directors since 2000. Dr. Cox is an independent consultant and a senior advisor with Red Sky Partners LLC and a member of the board of directors of QLT Inc. He is also a member of the Board of Directors of Gallus Biopharmaceuticals LLC. Dr. Cox previously served as Chairman of the Board, President and Chief Executive Officer of GTC Biotherapeutics, Inc., a biopharmaceutical company, from 2001 to 2010. From 1997 to 2001, he was Chairman of the Board and Chief Executive Officer of Aronex Pharmaceuticals, Inc., a biotechnology company. From 1984 to 1997, he was employed by Genzyme Corporation, a biotechnology company, last serving as its Executive Vice President, Operations. Dr. Cox is Immediate Past Chairman of the Massachusetts Biotechnology Council and served for a number of years on the Board of the Biotechnology Industries Association (“BIO”), together with the Health Governing Sections and Emerging Companies Sections of BIO. Dr. Cox received a BS in biochemistry from the University of Birmingham, U.K., and a Ph.D. in biochemistry from the University of East Anglia, U.K. Dr. Cox’s extensive biotechnology industry expertise, including his many years of experience as an executive officer and board member of publicly-traded biotechnology companies, led to the conclusion that he should serve on the Company’s Board of Directors.

Michael R. Dougherty, age 55, has served as a member of our Board of Directors since May 2013. Mr. Dougherty was Chief Executive Officer, and a member of the Board of Directors, of Kalidex Pharmaceuticals, Inc. from May 2012 to October 2012. Mr. Dougherty was the President and Chief Executive Officer of Adolor Corp. and a member of the Board of Directors of Adolor from December 2006 until December 2011. Mr. Dougherty joined Adolor as Senior Vice President of Commercial Operations in November 2002, and until his appointment as President and Chief Executive Officer, served in a number of capacities, including Chief Operating Officer and Chief Financial Officer. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc., a privately-held functional genomics company. Previously, Mr. Dougherty served in a variety of senior positions at Genaera Corporation, a publicly-traded biotechnology company, including as President and Chief Executive Officer and at Centocor, Inc., a publicly-traded biotechnology company, including as Senior Vice President and Chief Financial Officer. Mr. Dougherty received a B.S. from Villanova University. Mr. Dougherty’s deep understanding of biotechnology finance, research and development, sales and marketing, strategy, and operations and his executive experience as chief executive officer at several biotechnology companies led to the conclusion that he should serve on the Company’s Board of Directors.

Richard Hill, age 66, has served on the Company’s Board of Directors since November 2012 and he served as a director of Biota Holdings Limited from November 2008 to November 2012. Mr. Hill currently serves as chairman of the boards of directors of Sirtex Medical Limited, a biotechnology and medical device company listed on the ASX, Calliden Group Limited, an Australia-based company that underwrites general insurance and is listed on the ASX, and is Chairman of Blackwall Property Funds Limited, a vertically integrated property funds manager listed on the ASX. Mr. Hill was a founding partner of Hill Young & Associates, a corporate advisory firm, and previously held multiple senior executive positions in Hong Kong and New York with Wardley Holdings Limited, a wholly owned subsidiary of Hong Kong & Shanghai Banking Corporation (“HSBC”). Mr. Hill has been admitted as an attorney in New York, and holds a BA LLB (Sydney), and LLM (London). Mr. Hill’s business leadership as chairman and director of multiple companies and his extensive experience in finance and investing led to the conclusion that he should serve on the Company’s Board of Directors.

John P. Richard, age 56, has served as a member of our Board of Directors since August 2013. Since June 2005, Mr. Richard has been a managing director of Georgia Venture Partners, LLC, a venture capital firm that focuses on the biotechnology industry. Mr. Richard has served on the board of directors of Targacept, Inc. since November 2002. He has also served as senior business adviser to Agennix AG, a biotechnology company, since April 1999 and as a non-executive director of Phase4 Ventures Limited, a private equity fund, since March 2011. From 2008 until March 2011, Mr. Richard served as a venture partner of Nomura Phase4 Ventures LP. In addition, Mr. Richard currently serves and from time-to -time during at least the past five years has served as a consultant to portfolio companies of Georgia Venture Partners, as well as to Nomura Phase4 Ventures (or an affiliated entity) and certain of its portfolio companies. Within the past five years, Mr. Richard served as a member of the board of directors of the formerly publicly-traded company Altus Pharmaceuticals Inc. Mr. Richard’s extensive executive, venture capital and business development experience, having led that function at several life science companies and establishing numerous pharmaceutical alliances, led to the conclusion that he should serve on the Company’s Board of Directors.

Anne M. VanLent, age 65, has served as a member of our Board of Directors since May 2013. Ms. VanLent is President of AMV Advisors, providing corporate strategy and financial consulting services to emerging growth life sciences companies. Ms. VanLent also currently serves as a member of the board of directors and chair of the Audit Committee of Aegerion Pharmaceuticals, Inc., Ocera Pharmaceuticals, Inc., and Onconoda Therapeutics, Inc., all Nasdaq-listed companies. Ms. VanLent had been Executive Vice President and Chief Financial Officer of Barrier Therapeitics, Inc., a publicly traded pharmaceutical company that develops and markets prescription dermatology products, from May 2002 through April 2008. From July 1997 to October 2001, she was the Executive Vice President – Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. From 1985 to 1993, she served as Senior Vice President and Chief Financial Officer of the Liposome Company, Inc., a publicly-traded biopharmaceutical company. During the past five years, Ms. VanLent also served as a director of Penwest Pharmaceuticals Co., until its sale to Endo Pharmaceuticals in 2010, and as a director of Integra Life Sciences until May 2008, where she served as the Audit Committee from 2006 to 2012.. Ms. VanLent received a B.A. degree in Physics from Mount Holyoke College. Ms. VanLent’s extensive leadership and finance experience, and her extensive experience serving as a board member, audit committee member and audit committee chair of public companies in the life sciences industry led to the conclusion that he should serve on the Company’s Board of Directors.

Required Vote and Board Recommendation

If a quorum is present, the nominees will be elected by a plurality of the votes properly cast for election to the Board of Directors. This means that the nominees with the most “FOR” votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

The Board of Directors recommends a vote “For” each of the nominees for director.

CORPORATE GOVERNANCE

General

The Company’s By-laws provide that the number of members of the Board of Directors shall be determined from time-to-time by vote of a majority of directors then in office. The Board of Directors currently has seven members.

The Board of Directors has determined that Messrs. Dougherty, Hill and Richard, Ms. VanLent and Drs. Fox and Cox are independent under the standards of independence applicable to companies listed on the NASDAQ Global Select Market (“Nasdaq”). In addition, as required by Nasdaq, the Board of Directors has made an affirmative determination as to each independent director that no relationships exists which, in the opinion of the Board of Directors, would interfere with such director’s exercise of independent judgment in carrying out his responsibilities as a director of the Company.

During the fiscal year ended June 30, 2013, the Board of Directors met eleven times. Each member of the Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of the committee or committees on which he or she served. The committees of the Board of Directors consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. The Board may also establish other committees from time-to-time to assist in the discharge of its responsibilities.

Committees of the Board of Directors

Audit Committee. The members of the Company’s Audit Committee are Ms. VanLent (Chair), Mr. Dougherty and Mr. Hill. The Board has determined that all members of the Audit Committee are independent directors under the Nasdaq listing standards and each of them is able to read and fundamentally understand financial statements. The Board has determined that Ms. VanLent qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of the Company’s accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.” The Company’s Audit Committee met six times during the fiscal year ended June 30, 2013.

Compensation Committee. The members of the Compensation Committee are Dr. Fox (Chair), Mr. Dougherty and Dr. Cox. The Board has determined that all members of the Compensation Committee are independent directors under the Nasdaq listing standards. The Compensation Committee administers the Company’s benefit and stock plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of the Company’s officers and employees. The Compensation Committee meets several times a year to review, analyze and set compensation packages for the Company’s executive officers, which include its President and Chief Executive Officer and other senior officers. The Compensation Committee determines the Chief Executive Officer’s compensation and, as it deems appropriate, leverages industry benchmark compensation data. The Compensation Committee is solely responsible for determining the Chief Executive Officer’s compensation. For the other executive officers, the Chief Executive Officer prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the Chief Executive Officer’s presentation, the Compensation Committee may accept or adjust the Chief Executive Officer’s recommendations. The other executive officers are not present during this process. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this proxy statement under the caption “Report of the Compensation Committee.” The Compensation Committee met six times during the fiscal year ended June 30, 2013.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Dr. Cox (Chair), Mr. Richard and Ms. VanLent, each of whom the Board has determined is an independent director under the Nasdaq listing standards. The Nominating and Corporate Governance Committee’s responsibilities include recommending to the Board nominees for possible election to the Board, ensuring that each of the committees of the Board have qualified and independent directors and providing oversight with respect to corporate governance and succession planning matters. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board. The Company’s Nominating and Corporate Governance Committee met three times during the fiscal year ended June 30, 2013.

The current charters of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on Biota’s website at www.biotapharma.com .

Stockholder Recommendations for Director Nominees

In nominating candidates for election as director, the Nominating and Corporate Governance Committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of Common Stock for over one year and who satisfies the notice, information and consent provisions set forth in our by-laws and corporate governance guidelines. The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees sent to the Company’s Nominating and Corporate Governance Committee, Biota Pharmaceuticals, Inc., 2500 Northwinds Parkway, Suite 100, Alpharetta, Georgia 30009, Attention: Secretary. Any recommendation from a stockholder with respect to a nominee should include the name, background and qualifications of such candidate, and should be accompanied by evidence of such stockholder’s ownership of the Company’s Common Stock. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

Identification and Evaluation of Nominees for Directors

The Company’s Nominating and Governance Committee is responsible for identifying and recruiting candidates for the Board, including the review of a candidate’s qualifications and compliance with independence and any other legal requirements for Board or committee service. The Nominating and Governance Committee reviews with the Board from time-to-time the appropriate skills and characteristics required of Board members in the context of the make-up of the Board and developing criteria for identifying and evaluating candidates for the Board. These criteria include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, and drug development industry knowledge, accounting and finance, leadership, strategic planning and international markets), independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential or existing conflicts with the Company’s interests. The Nominating and Governance Committee considers these criteria in the context of an assessment of the perceived needs of the Board as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board.

Director Attendance at Annual Meetings of Stockholders

The Company encourages and expects each of its directors to attend the annual meeting of stockholders, absent unusual circumstances.

Board Leadership Structure

The Company is currently led by Mr. Plumb, the Company’s President and Chief Executive Officer, and James Fox, Ph.D., an independent director and the Chairman of the Board of Directors. Dr. Fox has served as the Chairman of the Board since November 2012 and has also served as Chairman of the Board of Biota Holdings Limited from February 2009 to November 2012. Pursuant to the Company’s Corporate Governance Guidelines, it is the Board’s preferred governance structure to separate the roles of Chairman of the Board and Chief Executive Officer, but the Board will regularly evaluate whether it is in the best interests of the Company for the Chief Executive Officer or another director to hold the position of Chairman.

The Board of Directors believes the Company’s current Board leadership structure is advantageous because it demonstrates to the Company’s stockholders, employees, suppliers, customers and other stakeholders that the Company is under strong leadership, with the Chairman maintaining an effective working relationship with other Board members and the Chief Executive Officer. Furthermore, the Board believes the separation of the roles of Chief Executive Officer and Chairman enhances the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of the Company’s stockholders, and the Company’s overall corporate governance.

Stockholder Communications

Communications to the Board or to any committee of the Board or to any individual director must be in writing and sent correspondence to Biota Pharmaceuticals, Inc., 2500 Northwinds Parkway, Suite 100, Alpharetta, Georgia 30009, Attention: Corporate Secretary or delivered via e-mail to pazzarello@biotapharma.com. The name(s) of any specific intended Board recipient(s) should be noted in the communication. Any such communication should specify the applicable director(s) to be contacted, as well as the general topic of the communication. The Company will initially receive and process a communication before forwarding it to the applicable director(s). The Company generally will not forward a stockholder communication to its directors if it determines that such communication is primarily commercial in nature or is abusive, threatening or otherwise inappropriate.

Corporate Governance Guidelines

The Company’s corporate governance guidelines are designed to ensure effective corporate governance of the Company. These corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its committees. Corporate governance guidelines will be reviewed regularly by the Nominating and Corporate Governance Committee and revised when appropriate. The full text of the Company’s corporate governance guidelines is accessible to the public at www.biotapharma.com. A printed copy may also be obtained by any stockholder upon request.

Code of Ethics

The Company’s Board adopted a code of ethics to ensure that our business is conducted in a consistently legal and ethical manner. The code of ethics establishes policies pertaining to, among other things, employee conduct in the workplace, securities trading, confidentiality, conflicts of interest, reporting violations and compliance procedures. All employees, including the Company’s executive officers, as well as members of its Board, are required to comply with this code of ethics. The full text of code of ethics is accessible to the public at www.biotapharma.com. A printed copy may also be obtained by any stockholder upon request. Any waiver of the code of ethics for executive officers or directors must be approved by the Board after receiving a recommendation from the Audit Committee. The Company will disclose future waivers and amendments to its code of ethics on its website, www.biotapharma.com, within four business days following the date of the amendment or waiver.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees, and the Nominating and Corporate Governance Committee oversees the risks associated with the Company’s overall governance, corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws) and its succession planning process to understand that the Company has a slate of future, qualified candidates for key management positions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the directors, executive officers and persons who beneficially own more than 10% of the Common Stock (collectively the “Reporting Persons”) to file reports of ownership and changes in ownership of Common Stock with the SEC, with a copy delivered to the Company. In addition, the Company prepares Section 16(a) reports on behalf of certain Reporting Persons, including its officers and directors. Based solely on a review of Forms 3 and 4 furnished to the Company by the Reporting Persons or prepared on behalf of the Reporting Persons by the Company and on written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that the Reporting Persons have complied on a timely basis with reporting requirements applicable to them for transactions during the fiscal year ended June 30, 2013.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Compensation Committee was an officer or employee of the Company. In addition, none of the Company’s executive officers has served on the board of directors or Compensation Committee of another entity at any time during which an executive officer of such other company served on the Company’s Board of Directors or its Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

The Company’s Related Party Transaction Policy and Procedures requires all directors and executive officers of the Company to bring any potential transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) involving a “related person” (as such term is defined in Item 404 of Regulation S-K) to the attention of the Audit Committee. Under the policy, the Audit Committee is responsible for reviewing and either approving or disapproving transactions involving potential conflicts of interest with corporate officers and directors, whenever possible in advance of the creation of such transaction or conflict and all other related party transactions. In determining whether to approve or ratify such a transaction, the Audit Committee will take into account, among other factors it deems appropriate, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of the related party’s relationship with the Company, the significance of the transaction to the Company, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in the best interest of the Company.

Related Person Transactions

The Company is not aware of any transactions, since the beginning of the last fiscal year, or any proposed transactions, in which the Company was or is a party, where the amount involved exceeded $120,000 and in which a director, director nominee, executive officer, holder of more than 5% of the Company’ Common Stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of its Common Stock as of August 31, 2013 (except as indicated in the footnotes below), by:

•	each person or group of affiliated persons known to be the beneficial owner of more than 5% of the Company’s Common Stock and not otherwise represented on the Board of Directors;

•	each of the directors and nominees;

•	each of the executive officers listed on the Summary Compensation Table included under the caption “Executive Compensation” (collectively, the “named executive officers”); and

•	all directors and executive officers as a group.

The column entitled “Percentage of Shares of Common Stock Beneficially Owned” is based on 28,423,987 shares of Common Stock outstanding as of August 31, 2013, assuming no further exercises of outstanding options or warrants. Ownership is based upon information provided by each respective officer and director, Forms 4, Schedules 13G and other public documents filed with the SEC for some of the stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. For purposes of calculating each person’s or group’s percentage ownership, except as set forth in the footnotes to the beneficial ownership table below, stock options exercisable or equity awards that will vest within 60 days after August 31, 2013 are included for that person or group, but not such awards of any other person or group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable.

Beneficially Owned	Shares Held	Percentage of Shares of Common Stock Beneficially Owned (%)

5% stockholders:
Entities affiliated with London T. Clay(1)	3,164,017	11.1
Entities affiliated with Hunter Hall Investment Management Ltd(2)	2,080,839	7.3

Named executive officers and directors:
Russell H. Plumb	47,774	*
Joseph M. Patti, M.S.P.H., Ph.D.	23,887	*
James Fox, Ph.D. (3)	43,664	*
Geoffrey Cox, Ph.D. (4)	45,110	*
Michael Dougherty	—	*
Richard Hill (5)	14,300	*
John Richard	—	*
Anne VanLent	—	*
Raafat Fahim, Ph.D. (6)	143,431	*
Paul Kessler, M.D. (7)	37,166	*
Matthew Kalnik, Ph.D. (8)	85,267	*

All current executive officers and directors as a group (8 persons) (9)	174,735	*

*	Represents beneficial ownership of less than one percent of the Company’s Common Stock.

(1)     The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2013 by London T. Clay and certain affiliates. East Hill Hedge Fund, LLC (“EHHF”) beneficially owns 1,515,629 shares of Common Stock of the Company. Landon T. Clay is the managing member of East Hill Holding Company, LLC (“EHHC”), which is the managing member of each of East Hill Management Company, LLC (“EHM”) and East Hill Advisors, LLC (“EHA”). EHM is registered as an investment adviser with the Securities and Exchange Commission. EHM has eight (8) investment advisory clients, including EHHF. EHA is the general partner of various venture capital limited partnerships which own shares of the Company. These venture capital limited partnerships are East Hill University Spinouts Fund I, LP, East Hill University Spinouts Fund II, LP, East Hill University Spinouts Fund III, LP, East Hill University Spinouts Fund IV, LP, East Hill University Spinouts Fund V, LP, East Hill University Spinouts Fund VI, LP, East Hill University Spinouts Fund V(b), LP, and East Hill Venture Fund, LP, each a Delaware limited partnership (collectively, the “Funds”). As a result of such relationships, Landon T. Clay may be deemed to beneficially own an aggregate of 3,191,505 shares of Common Stock. This total includes (i) 27,488 shares held directly by Mr. Clay, (ii) an aggregate of 280,594 shares of Common Stock held by the Funds, (iii) and aggregate of 2,783,892 shares held by the Clients of which EHHF holds 1,515,629 shares, and (iv) 99,531 shares held by EHM. Landon T. Clay disclaims beneficial ownership of the shares of Common Stock.

(2)     The foregoing information is based solely upon information contained in a Schedule 13G/A filed with the SEC on July 26, 2013 by Hunter Hall Investment Management Ltd. (“HHIM”) and certain affiliates, located at Level 2, 60 Castlereagh Street, Sydney NSW 2000 Australia. HHIM is a wholly owned subsidiary of Hunter Hall International Ltd (“HHI”). Hampshire Assets and Services Pty Ltd (“Hampshire”) owns 43.81% of HHI. Peter Hall owns 100% of Hampshire and controls a further 1.31% of HHI through other holdings. As a result of such relationships, Peter Hall may be deemed to beneficially own an aggregate of 3,267,905 shares of common stock. HHIM has the power to control the exercise of the right to vote attached to the shares, and the power to exercise control over the disposal of shares as Responsible Entity of the (i) 1,635,592 shares held by Hunter Hall Value Growth Trust and (ii) the 445,247 shares held by Hunter Hall Global Value Limited.

(3)     Includes 4,350 shares of Common Stock underlying restricted stock units which will vest within 60 days of August 31, 2013. Includes 30,614 shares held by Penashe Holdings Propriety Limited. Dr. Fox is an executive director of Penashe Holdings Proprietary Limited and may be deemed to have beneficial ownership of these securities, to the extent of any indirect pecuniary interest in his distributive shares therein

(4)      Includes 40,830 options to purchase shares of Common Stock currently exercisable or exercisable within 60 days of August 31, 2013 and 4,280 shares of common stock.

(5)      Includes 4,350 shares of Common Stock underlying restricted stock units which will vest within 60 days of August 31, 2013 and 9,950 shares of common stock.

(6)      Includes 143,431 options to purchase shares of Common Stock currently exercisable or exercisable within 60 days of August 31, 2013.

(7)     Includes 37,166 options to purchase shares of Common Stock currently exercisable or exercisable within 60 days of August 31, 2013.

(8)     Includes 85,267 options to purchase shares of Common Stock currently exercisable or exercisable within 60 days of August 31, 2013.

(9)     Includes 125,205 shares of Common Stock underlying outstanding options or restricted stock units as of August 31, 2013, 40,830 options to purchase shares of Common Stock currently exercisable or exercisable within 60 days of August 31, 2013 and 8,700 shares of Common Stock underlying restricted stock units which will vest within 60 days of August 31, 2013.

EXECUTIVE OFFICERS

The following table sets forth information concerning the current executive officers of the Company:

Name	Age	Position

Russell H. Plumb	54	President, Chief Executive Officer; and Director
Joseph M. Patti, M.S.P.H., Ph.D.	49	Executive Vice President, Corporate Development & Strategy and Assistant Secretary

Set forth below is biographical information with respect to the Company’s executive officers other than Mr. Plumb. Biographical information for Mr. Plumb is set forth under the caption “Proposal I — Election of Directors.”

Joseph M. Patti, M.S.P.H., Ph.D., age 49, has served Executive Vice President, Corporate Development & Strategy since November 2012. Dr. Patti previously served as Chief Scientific Officer and Senior Vice President of Research and Development of Inhibitex, Inc., a U.S. publicly-traded, clinical-stage biopharmaceutical company, from 2007 through February 2012, when it was acquired by Bristol-Myers Squibb. Prior to that, he served as the Vice President, Preclinical Development and Chief Scientific Officer of Inhibitex from 1998 to 2007, and Vice President of Research and Development from 2005 to 2007. From 1994 to 1998, Dr. Patti was an Assistant Professor at Texas A&M’s Institute of Biosciences and Technology. From 1996 to 1998, he also served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, an M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

On November 8, 2012, Nabi Biopharmaceuticals (“Nabi”) completed a reverse merger with Biota Holdings Limited, with the resulting combined company changing its name to Biota Pharmaceuticals, Inc. and continuing the business of Biota Holdings Limited as the principal business of the combined company. The disclosures provided for executive officers includes persons deemed to be “named executive officers” under SEC rules for the Company, which includes the former Chief Executive Officer, the former Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer and the former Senior Vice President, Strategic Planning & Business Operations of Nabi prior to the closing of the merger.

The following compensation discussion and analysis focuses on the Company’s compensation programs following completion of the merger and the current and anticipated compensation programs of the Company. It is designed to provide stockholders with an understanding of the Company’s compensation philosophy and objectives as well as an overview of the analysis that the Compensation Committee performed in setting executive compensation following completion of the merger. It discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken following completion of the merger.

The persons deemed to be “named executive officers” for fiscal 2013 under SEC rules were as follows:

●	Russell H. Plumb, President and Chief Executive Officer

●	Joseph M. Patti, M.S.P.H., Ph.D., Executive Vice President, Corporate Development & Strategy

●	Raafat Fahim, Ph.D., former President and Chief Executive Officer of Nabi

●	Paul Kessler, M.D., former Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer of Nabi

●	Matthew Kalnik, Ph.D., former Senior Vice President, Strategic Planning & Business Operations of Nabi

This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding our business objectives and anticipated achievement under existing and future compensation programs. Actual compensation programs that we may adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Overview of Executive Compensation Program

Our Compensation Committee oversees our executive compensation program and determines executive compensation. Our compensation program is intended to align our named executive officers’ interests with those of our stockholders by rewarding performance for the achievement of goals as established by the Compensation Committee and Board. Our compensation approach is tied to our stage of development and the current performance goals are set with the objectives of advancing our product development and testing and, thereby, increasing stockholder value.

In an effort to ensure our compensation practices are comparable to those of similar public biopharmaceutical companies, in February 2013 the Compensation Committee engaged Radford, an Aon Hewitt Company (“Radford”), an independent compensation consultant, to provide compensation advisory services that included the following:

•	an assessment of our executive compensation philosophy and plan structures and objectives;

•	the development of a peer group of companies for compensation comparison purposes;

•	a review of considerations and market practices related to short-term cash incentive plans and a review of long-term equity and other incentive trends in the biopharmaceutical industry;

•	the collection of competitive compensation levels for each of our executive positions;

•	an assessment of our executives’ base salaries, cash bonuses, and equity compensation levels;

•	a review of our equity compensation strategy, including the development of award guidelines; and,

•	a review of board of director compensation market practices among biopharmaceutical companies of comparable size and/or stage.

Radford completed their initial assessment of the Company’s director compensation program in March 2013 and the Company’s executive compensation program in June 2013 and provided its respective recommendations to the Compensation Committee at those times. The Compensation Committee intends to continue to assess the Company’s executive and director compensation programs through the benchmarking and other services provided by Radford.

The Compensation Committee reviews and approves all compensation decisions relating to our executives, including our named executive officers, and oversees and administers our executive compensation programs and initiatives. Our compensation program is designed to attract and retain talented employees, to motivate them to achieve our key financial, operational, and strategic goals, and to reward them for superior performance. Assuming we continue to meet our corporate, operational and research milestones, add to our senior management team, and progress toward commercialization of additional products, we expect that the overall philosophy and the specific direction, emphasis, and various components of our executive compensation program will evolve. Following completion of the merger, the objectives of the compensation program included:

•	a program structure to attract, motivate and retain a highly qualified executive management team;

•

linking executive compensation to key corporate objectives, including near-term product development and business development goals, as well as to define individual management objectives established by the Compensation Committee;

•	compensate competitively with the practices of similarly staged and situated biopharmaceutical companies; and

•	create management incentives designed to enhance stockholder value.

We intend to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we will review our executive compensation annually.

Compensation Process

Our Compensation Committee is responsible for establishing our compensation philosophy and setting the compensation levels for our executives, including base salaries, cash bonus awards, and equity-based incentive awards. To assist the Compensation Committee in its executive compensation evaluations, our Chief Executive Officer prepares a report each fiscal year recommending base salaries, bonus targets, and equity-based incentive awards for each executive officer. In addition to this report, our Compensation Committee considers relevant market compensation data. The Compensation Committee, in its sole discretion, may accept or adjust the compensation recommendations it is provided. No executive officer is allowed to be present at the time his or her compensation is being discussed or determined by the Compensation Committee.

Benchmarking

As part of Radford’s compensation advisory services to the Compensation Committee, Radford developed and recommended a “peer” group of companies comprised of 21 publicly traded biopharmaceutical companies in similar stages of drug development (Phase 2 or Phase 3), as well as some smaller commercial companies, to be our “peer” group for purposes of benchmarking our compensation program. Each member of the peer group was selected based on market capitalization and number of employees. Given our stage of development, the selection of peer companies focused on those companies with a market capitalization similar to ours at the time of between $50 million and $225 million and with less than 230 employees.

The following companies comprised our peer group (the “peer group”) for fiscal 2013:

A.P. Pharma	BioDelivery Sciences Int'l	Pharmathene
Aastrom Biosciences	Cell Therapeutics	Pozen
Agenus	Corcept Therapeutics	Senomyx
Alimera Sciences	Cytokinetics	Targacept
Amicus Therapeutics	Galena Biopharma	Transcept Pharmaceuticals
Apricus	Insmed	Vanda Pharmaceuticals
BioCryst Pharmaceuticals	Novavax	Zalicus

At the Compensation Committee’s request, Radford conducted an executive compensation review to benchmark our executive compensation relative to the peer group with supplemental data from published market surveys. The Compensation Committee used this report to evaluate whether our executive compensation levels, including base salary and incentive awards, were within industry norms, and determined that our compensation levels were positioned between the 50th - 75th percentiles of the peer group as further described below.

Determination of Executive Compensation

In setting compensation for our executive officers, our Compensation Committee’s philosophy is to consider market levels of compensation, an executive’s contributions and responsibilities, and the goals and overall progress of the Company. During fiscal 2013, with the assistance of Radford, the Compensation Committee established a philosophy to target total compensation for our named executives at or slightly above the 50th percentile of the market, based on the peer group. Total compensation for this purpose comprises base salary, annual cash bonus incentives, and long-term equity incentives.

In addition to market benchmarking, the Compensation Committee reviews the compensation recommendations of our Chief Executive Officer (other than with respect to determining his own compensation), considers the Company’s overall performance during the prior fiscal year, each executive’s individual contributions during the prior fiscal year, the individual’s annual performance reviews based on achievement of annual goals, industry research, and other relevant market data. With respect to new hires, our Compensation Committee considers an executive’s background, historical compensation and role undertaken within the Company in lieu of prior year performance.

Components of Executive Compensation

Our current executive compensation program consists of the following components:

•	base salary;

•	performance-based cash awards;

•	equity-based incentives; and,

•	other benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay; reward achievement of financial, operational, and strategic objectives; and, align the interests of our named executive officers and other senior personnel with those of our stockholders.

Base Salary

We provide our executive officers with a base salary to compensate them for services provided to us during the fiscal year. In setting base salaries for our executive officers, our Compensation Committee considered, and will continue to consider, the executive’s position, our success in achieving our prior year corporate goals, the individual’s contribution and performance during the prior fiscal year, relevant market data, and benchmark levels. The evaluations and recommendations proposed by our Chief Executive Officer are also considered. With respect to new hires, the Compensation Committee considers an executive’s background and historical compensation in lieu of prior year performance. Our Compensation Committee evaluates and sets the base salaries for our executives following annual performance evaluations, as well as upon a promotion or other change in responsibility. We expect our Compensation Committee to continue these policies going forward.

In setting the base salaries for our executives for fiscal 2013 following the merger, our Compensation Committee initially did so subjectively based on its research, informal benchmarking, and knowledge of companies in the biopharmaceutical industry. Following the assessment of our compensation programs by Radford, which was completed in June 2013, the Compensation Committee determined that no material change in base salaries for fiscal 2014 was necessary for our named executive officers, as their base salaries were already at or in some cases above the 50th percentile level. However, the Compensation Committee did determine that a standard increase of approximately 2% was necessary to maintain pace with market for Mr. Patti. Our named executive officers have been paid the base salaries for the fiscal year ended June 30, 2013, and are currently being paid the salaries for the fiscal year ending June 30, 2014, as set forth in the following table:

Name and Title	Fiscal 2013 Base Salary	Fiscal 2014 Base Salary
Russell H. Plumb, President and Chief Executive Officer	$525,000	$525,000
Joseph M. Patti, M.S.P.H., Ph.D, Executive Vice President, Corporate Development & Strategy	400,000	408,000
Raafat Fahim, Ph.D, former President and Chief Executive Officer of Nabi(1)	494,777	N/A
Paul Kessler, M.D., former Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer of Nabi(1)	318,270	N/A
Matthew Kalnik, Ph.D., former Senior Vice President, Strategic Planning & Business Operations of Nabi(1)	350,097	N/A

(1)	Former Nabi executive officer terminated prior to or in connection with the reverse merger.

Performance-Based Cash Bonus Awards

To help align each executive officer’s efforts with the Company’s financial, operations and strategic goals, the Compensation Committee will approve key corporate level goals for purposes of establishing an executive’s potential short-term cash incentive award, and in any given year, these goals will be generally related to the achievement of specific research, clinical, regulatory, business development, operational or financial milestones. Each of these corporate goals is assigned a respective weighting relative to all the corporate goals. For fiscal 2013, based upon actual performance, an achievement level of between a threshold of 60% and a maximum of 100% may be assigned to each goal by the Compensation Committee. If actual performance falls below the 60% threshold, the goal is generally assigned a 0% achievement level and no incentive compensation is earned on that particular goal.

Mr. Plumb’s and Dr. Patti’s annual performance-based short-term incentive target award, as a percentage of base salary, are 55% and 40%, respectively. The amount of the annual cash incentive or bonus actually earned and payable to each named executive officer depends primarily on the level of achievement, as determined by the Compensation Committee, of the overall corporate goals that have been approved by the Compensation Committee. For example, if the Compensation Committee determined that a 75% achievement level was met with respect to the corporate goals during a given year, Dr. Patti would be eligible for a cash bonus of 30% of his base salary (40% target x 75% achievement level). In its discretion, the Compensation Committee may award bonus payments to the executives above or below the target amount, particularly in cases where goals are materially exceeded.

We defined the Company’s fiscal 2013 performance goals as follows:

●	Enter into agreements with third-party licenses for certain preclinical programs;
●	Complete certain identified research milestones for certain preclinical programs;
●	Complete certain identified steps to initiate a Phase 2 clinical trial of laninamivir octanoate; and
●	Achieve other identified financial goals.

In June 2013, the Compensation Committee gave consideration to the achievement levels of the above referenced performance goals for fiscal 2013. After consideration of the performance level achieved for each goal and its relative weighting, the Compensation Committee determined that we had achieved a performance level of 41% for our overall corporate goals, resulting in the following bonus awards as of June 30, 2013:

Name and Title	Fiscal 2013 Bonus Potential	Fiscal 2013 Bonus Award
Russell H. Plumb, President and Chief Executive Officer	$288,750	$60,000	(1)
Joseph M. Patti, M.S.P.H., Ph.D, Executive Vice President, Corporate Development & Strategy	160,000	37,500	(1)

(1)  Pro-rated for fiscal 2013.

Our Compensation Committee also approved the key performance goals for the bonus plan for fiscal 2014 at its meeting in June of 2013. The following sets forth the anticipated target bonus amounts for fiscal 2014:

Name and Title	Fiscal 2014 Bonus Target (% of Salary)	Amount at Target
Russell H. Plumb, President and Chief Executive Officer	55%	$288,750
Joseph M. Patti, M.S.P.H., Ph.D, Executive Vice President, Corporate Development & Strategy	40%	163,200

Dr. Fahim and Messrs. Kessler and Kalnik were paid their respective target bonuses under Nabi’s VIP Management Incentive Plan as part of their severance in connection with their respective terminations prior to or in connection with the reverse merger. See “Severance Payments” for more information.

Long-Term Equity-Based Incentive Awards

In addition to base salary and performance-based cash bonus awards, we provide long-term equity-based incentive awards to our executive officers. For fiscal 2013, these equity-based incentive awards generally consisted of options to purchase shares of our common stock and restricted stock units. We believe that stock option awards and restricted stock units help further our compensation objectives by encouraging our executives to remain with us through at least the vesting period for these awards and providing them with an incentive to continue to focus on our long-term financial performance and increasing stockholder value.

Initial Equity Awards. Executives and all other employees who join the Company are typically provided an initial equity-based award, generally in the form of options to purchase shares of the Company’s Common Stock. These stock option grants have an exercise price equal to the fair market value of the Company’s Common Stock on the grant date, and typically will vest over a period of three to four years. The size of the initial stock option grant awarded to an executive or employee is determined based on a number of factors, including the executive or employee’s position in the Company, the number of shares reserved and available to be issued pursuant to awards under the 2007 Omnibus Equity and Incentive Plan, and an analysis of the competitive practices of comparable peer group companies of similar size and stature as represented in the compensation data compiled by Radford. We also consider the executive’s background and historical compensation when determining the number of options or restricted stock units to grant to the executive upon being hired, and from time-to-time.

Following completion of the merger and in connection therewith, we hired Mr. Plumb to serve as President and Chief Executive Officer and Mr. Patti to serve as Executive Vice President, Corporate Development & Strategy. In connection with the execution of his employment agreement, the Company granted Mr. Plumb as inducement grants (i) a restricted stock unit equal to 143,322 shares of the Company’s Common Stock, one-third of which fully vested ninety (90) days after November 12, 2012, and the other two-thirds of which will vest in two equal installments on the first and second anniversary thereof, and (ii) 573,286 options to purchase shares of the Company’s Common Stock at an exercise price of $4.07 with a 10 year term, which will vest in three equal installments on the first, second and third anniversary of November 12, 2012.

In addition, in connection with the execution of his employment agreement, the Company granted Dr. Patti as inducement grants (i) a restricted stock unit equal to 71,661 shares of the Company’s Common Stock, one-third of which fully vested ninety (90) days after November 12, 2012, and the other two-thirds of which will vest in two equal installments on the first and second anniversary thereof, and (ii) 358,304 options to purchase shares of the Company’s Common Stock at an exercise price of $4.07 with a ten year term, which will vest in three equal installments on the first, second and third anniversary of November 12, 2012.

No other equity-based incentive awards were granted to Mr. Plumb or Dr. Patti during fiscal 2013.

Annual Equity-Based Awards. During the fiscal year ended June 30, 2013, as we refined our compensation philosophy, we determined to complement our base salary and cash bonus incentives with annual long-term equity awards based on their value at the date of grant that would provide our named executive officers with total compensation at or slightly above the 50 th percentile of our peer group of companies. The Compensation Committee believes that these ongoing equity awards provide executives and all employees with a strong incentive to maximize long-term corporate performance and value creation. The aggregate value of these awards is intended to provide long-term incentives in an amount that will retain executives and employees, individually and as a whole, and represents an opportunity for executives to earn total compensation above the median compensation levels of comparable peer group companies represented in the compensation data compiled by Radford.

Equity Award Grant Practices. The exercise price of stock option grants, or the value of other equity awards granted to our executives, employees and directors have been and will continue to be granted at no less than the fair market value on the date of the award or grant. The amount of realizable value related to such grants and awards is determined by our stock price on the dates of vesting and, therefore, will be determined by our financial performance during the time after award but prior to vesting. Whether the stock price moves up or down in the near-term after the award date is largely irrelevant for purposes of the equity awards.

The exercise price of any stock option grant and the value of any restricted stock unit or other equity award is determined by reference to the fair market value of the underlying shares, which our 2007 Omnibus Equity and Incentive Plan defines as the closing price of our Common Stock on the Nasdaq. However, because stock options have been, and will continue to be, granted with an exercise price equal to the fair market value, such options only have cash or intrinsic value to the holder to the extent that the price of our Common Stock increases during the term of the option. Restricted stock unit awards generally have cash value equal to the current stock price.

Following completion of the merger, stock option granted to executives or employees generally will vest in three to four equal installments on the first, second, third and fourth anniversary of the grant date and have a six to 10-year term, or will be performance-based and will vest upon performance milestones, as predetermined and approved by the Compensation Committee, being achieved. All vesting is generally subject to continued service to the Company.  Following the completion of the merger, restricted stock units granted to executives and employees (other than the initial awards granted to Mr. Plumb and Dr. Patti in connection with their employment as set forth above) generally will vest in three equal installments on the first, second and third anniversary of the grant date, subject to continued service to the Company. Additional information regarding accelerated vesting prior to, upon, or following a change in control is discussed below under “Potential Payments upon Termination or Change in Control.”

Severance and Change of Control Benefits

We have entered into employment agreements that require specific payments and benefits to be provided to certain executive officers in the event their employment is terminated following a change of control or in the event their employment is terminated without cause or by the executive for good reason. See “Employment Agreements” below.

Other Benefits

In order to attract and retain qualified individuals, we have historically provided, and will continue to provide, our executives with the following benefits:

•

Health Insurance – We provide each of our executives and their spouses and children the same health, dental, and vision insurance coverage we make available to our other eligible employees. Outside of the U.S., this coverage may be provided by government sponsored health insurance programs.

•	Life and Disability Insurance – We generally provide each of our executives with life and disability insurance coverage equal to twice their respective base salary.

•

Retirement Benefits – We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executives and other eligible employees are eligible to participate in our 401(k) defined contribution plan, or if employed outside the U.S., similar retirement savings programs in those countries. For our U.S.-based employees, we currently make matching contributions to participants in the 401(k) plan in an amount equal to 25 percent of the employee’s deferral up to a maximum of four percent of an employee’s salary, subject to statutory limits.

•	Nonqualified Deferred Compensation – We do not provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

•

Perquisites – We limit the perquisites that we make available to our executive officers. Our executives are entitled to relocation expenses on their initial hire and other benefits with de minimis value that otherwise may not be available to all of our employees.

Employment Agreements

Russell H. Plumb, President and Chief Executive Officer

Effective November 12, 2012, we entered into an Executive Employment Agreement with Mr. Plumb in conjunction with his appointment as Chief Executive Officer and President. Pursuant to the agreement, Mr. Plumb receives an annual base salary of $525,000, subject to adjustment as determined by the Compensation Committee, and is eligible to participate in the bonus and incentive compensation plans of the Company in which other executives of the Company are generally eligible to participate, as the Board or a committee thereof will determine from time to time in its sole discretion. Subject to the terms and conditions of such bonus and incentive compensation plans, Mr. Plumb’s annual cash incentive compensation will be targeted at not less than 55% of his then annual salary.

Mr. Plumb’s agreement continues through December 31, 2013, and thereafter will be renewed automatically for successive one year periods (without any action by either party) effective as of January 1st of each year, but may be terminated by either party prior to that date in accordance with the terms of the agreement.

If Mr. Plumb’s employment is terminated by him for good reason or by the Company for any reason other than cause, death or disability (as those terms are defined in the agreement) in either case within three months prior to or one year after a change in control, Mr. Plumb will receive a lump-sum cash amount equal to the sum of (i) Mr. Plumb’s unpaid salary and vacation through such termination; plus (ii) any cash incentive compensation earned and unpaid through such termination; plus (iii) two times (2x) the sum of (A) Mr. Plumb’s annual base salary as then in effect and (B) the cash incentive compensation paid to Mr. Plumb in respect of the most recent fiscal year prior to the year in which the change in control occurs; plus (iv) a payment equal to the present value of the premium payments that would be made by the Company if Mr. Plumb were to continue to be covered under the Company’s group health, life and disability insurance for 24 months, which amount will be determined by the Company in its sole discretion.

If Mr. Plumb’s employment is terminated by the Company for any reason other than cause, death or disability or in connection with a change in control or if Mr. Plumb terminates his employment for good reason other than in connection with a change in control, the Company will pay Mr. Plumb a lump sum equal to the sum of (i) Mr. Plumb’s unpaid salary through such termination; plus (ii) any cash incentive compensation earned and unpaid through such termination; plus (iii) Mr. Plumb’s salary for eighteen (18) months; plus (iv) the product of one and a half times (1.5x) the cash incentive compensation paid to Mr. Plumb in respect of the most recent fiscal year prior to the year in which such termination occurs; plus (v) an amount equal to the present value of the premium payments that would be made by the Company if Mr. Plumb were to continue to be covered under the Company’s group health, life and disability insurance for 18 months, which amount will be determined by the Company in its sole discretion.

Joseph M. Patti, M.S.P.H., Ph.D.

Effective November 12, 2012, we and Dr. Patti entered into an Executive Employment Agreement in conjunction with his appointment as Executive Vice President, Corporate Development & Strategy. Pursuant to the agreement, Dr. Patti will receive an annual base salary of $400,000, subject to adjustment as determined by the Compensation Committee, and will be eligible to participate in the bonus and incentive plans of the Company in which other executives of the Company are generally eligible to participate, as the Board or a committee thereof will determine from time to time in its sole discretion. Subject to the terms and conditions of such bonus and incentive compensation plans, Dr. Patti’s annual cash incentive compensation will be targeted at not less than 40% of his then annual salary.

The agreement continues through December 31, 2013, and thereafter will be renewed automatically for successive one year periods (without any action by either party) effective as of January 1st of each year, but may be terminated by either party prior to that date in accordance with the terms of the agreement.

If Dr. Patti’s employment is terminated by him for good reason or by the Company for any reason other than cause, death or disability (as those terms are defined in the agreement), in either case, within three months prior to or one year after a change in control, he shall receive a lump-sum cash payment equal to the sum of (i) Dr. Patti’s unpaid salary and vacation through such termination; plus (ii) any bonus earned and unpaid through such termination; plus (iii) one and one-half times (1.5x) the sum of (A) Dr. Patti’s annual base salary and (B) the bonus paid to Dr. Patti for the most recent fiscal year prior to the year in which his employment is terminated; plus (iv) an amount equal to the present value of the premium payments that would be made by the Company if Dr. Patti were to continue to be covered under the Company’s group health, life and disability insurance for 18 months, which amount will be determined by the Company in its sole discretion.

In the event Dr. Patti’s employment is terminated by the Company for any reason other than cause, death or disability or in connection with a change in control or if Dr. Patti terminates his employment for good reason other than in connection with a change in control, the Company will pay Dr. Patti a lump sum equal to the sum of (i) Dr. Patti’s unpaid salary through such termination; plus (ii) any bonus earned and unpaid through such termination; plus (iii) Dr. Patti’s salary for twelve (12) months; plus (iv) the bonus paid to Dr. Patti in respect of the most recent fiscal year prior to the year in which the change in control occurs; plus (v) an amount equal to the present value of the premium payments that would be made by the Company if Dr. Patti were to continue to be covered under the Company’s group health, life and disability insurance for 12 months, which amount will be determined by the Company in its sole discretion.

Severance Payouts in Connection with Merger

Prior to the merger in November 2012, Nabi had entered into agreements with each of its executive officers providing for the payment of severance benefits in the event of a qualifying termination of employment in connection with a change of control of Nabi.

Each of Dr. Kessler, Nabi’s former Senior Vice President—Clinical, Medical and Regulatory Affairs, and Dr. Kalnik, Nabi’s former Senior Vice President—Strategic Planning and Business Operations, had entered into separate change of control agreements pursuant to which they were entitled to receive change of control benefits if, in connection with a change of control, their employment was terminated by Nabi without cause or they terminated their employment with Nabi for good reason (as such terms were defined in the change of control agreements). Drs. Kessler and Kalnik’s benefits under the agreements included a payment equal to two times (2x) their base salary plus target bonus for the year in which the change of control occurred, payable in equal installments over a 24 month period. They were also entitled to receive the continuation of benefits under Nabi’s employee welfare benefit plans and any other employee benefit program or arrangements (including without limitation, medical and dental insurance plans and disability and life insurance plans) for 12 months following termination if it is possible to do so under the general terms and provisions of such plans and programs. In addition, all outstanding equity awards vested upon a change of control of Nabi.

In March 2011, Dr. Fahim, Nabi’s former President and Chief Executive Officer, entered into an amended and restated employment agreement with Nabi. Under this agreement, Dr. Fahim was entitled to receive change of control benefits if (i) within 12 months after a change of control or during a potential change of control he terminated his employment with Nabi for good reason or died or became disabled; (ii) during a potential change of control period or within 12 months after a change of control his employment was terminated by Nabi without cause (including Nabi’s failure to renew his employment agreement); or (iii) during the six-month period beginning six months after a change of control he terminated his employment for any reason. Dr. Fahim also was entitled to receive change of control benefits in the event that his employment was terminated (i) by Nabi without cause, (ii) by Nabi if it failed to renew his agreement at the expiration of the term or (iii) by Dr. Fahim for good reason, within (a) the 12 month period ending upon a change of control (other than as a result of a liquidation or dissolution of Nabi approved by Nabi’s stockholders), (b) the 12 month period ending upon the execution by Nabi of a definitive agreement and providing for and resulting in a change of control or (c) the 18 month period ending upon a change of control constituted solely by a liquidation or dissolution of Nabi approved by Nabi’s stockholders.

Dr. Fahim’s change of control severance benefits include his regular severance benefits that he would receive in any non-change of control situation (which are described below) plus a lump sum amount equal to (A) two and one-half (2.5) times the sum of (a) the higher of (x) Dr. Fahim’s then current annual base salary or (y) his base salary immediately prior to the date of termination plus (b) the target bonus Dr. Fahim could have earned under Nabi’s former VIP Management Incentive Plan or any comparable bonus plan maintained by Nabi for the fiscal year in which the date of termination occurs), reduced by (B) an amount equal to the sum of (x) two times Dr. Fahim’s base salary in effect as of the last day of the employment term, plus (y) the amount of any pro-rated bonus paid or payable pursuant to any such bonus plan (i.e., reduced by the amount of Dr. Fahim’s regular severance benefits). In addition, all outstanding equity awards vest upon a change of control of Nabi. While Dr. Fahim’s regular severance benefits include 24 months of salary continuation, following a change of control or an approval of a bankruptcy court that (A) qualifies as an event described in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A) or (B) permits acceleration of Dr. Fahim’s regular severance pay, all unpaid amounts of the regular severance pay will be paid to him in a lump sum on the date of the change of control or within 10 days of the approval of the bankruptcy court, as the case may be. Nabi had also agreed to reimburse Dr. Fahim on a grossed-up basis for any excise tax that is payable by him under Sections 409A or 4999 of the IRC as a result of any payments by Nabi to him under his employment agreement with Nabi.

Dr. Fahim’s regular severance benefits that he would receive in a non-change of control situation consist of (i) severance pay equal to his base salary as in effect at the time of such termination for 24 months, (ii) bonus compensation prorated for the portion of the year worked, (iii) the continuation of certain fringe benefits for 24 months, (iv) immediate vesting of any non-vested stock options or shares of restricted stock held by the executive, which will be exercisable for 12 months after the termination date, but in no event later than the original option expiration date, and (v) executive outplacement services.

For the severance benefits actually paid to each of Drs. Fahim, Kessler and Kalnik in connection with the merger, see “Potential Payments upon Termination or Change in Control.”

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors:

James Fox, Ph.D. (Chair)

Geoffrey Cox, Ph.D.

Michael Dougherty

2013 Summary Compensation Table

As provided above, on November 8, 2012, Nabi completed a reverse merger with Biota Holdings Limited, with the resulting combined company changing its name to Biota Pharmaceuticals, Inc. and continuing the business of Biota Holdings Limited as the principal business of the combined company. In connection with the merger, the Company changed its fiscal year end to June 30 to conform its fiscal year end to that of Biota Holdings Limited. The information in this table reflects the compensation paid to the former Nabi executive officers for the fiscal years ended December 31, 2010, 2011 and 2012 (through November 8, 2012, the effective date of the merger). The information in this table for fiscal year 2013 reflects the compensation paid to the Company’s current named executive officers following completion of the merger through June 30, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

Russell H. Plumb (2)	2013	335,192	60,000	583,321	1,365,753	19,431(6)	2,363,697
President, Chief Executive Officer and Director

Joseph M. Patti (3)	2013	255,385	37,500	291,660	853,596	17,244(7)	1,455,385
Executive Vice President, Corporate Development & Strategy

Raafat E.F. Fahim, Ph.D. (4)	2013	N/A	N/A	N/A	N/A	N/A	N/A
Former President and Chief Executive Officer	2012	422,933	—	—	—	2,604,785(9)	3,027,718
	2011	504,773	59,373(8)	290,500	405,000	326,347(10)	1,585,993
	2010	490,071	370,843(8)	274,500	443,475	319,538(11)	1,898,427

Paul Kessler, M.D. (5)	2013	N/A	N/A	N/A	N/A	N/A	N/A
Former Sr. Vice President, Clinical, Medical and	2012	208,140	—	—	—	1,155,449(9)	1,363,589
Regulatory Affairs and Chief Medical Officer	2011	347,744	20,218(8)	209,160	243,000	21,977(10)	842,099
	2010	340,789	177,696(8)	197,640	323,082	30,606(11)	1,069,813

Matthew Kalnik, Ph.D. (5)	2013	N/A	N/A	N/A	N/A	N/A	N/A
Former Sr. Vice President, Strategic Planning & Business	2012	189,218	—	—	—	1,067,922(9)	1,257,140
Operations	2011	316,131	18,374(8)	174,300	162,000	21,988(10)	692,793
	2010	306,923	162,772(8)	131,760	212,868	30,920(11)	845,243

(1)	Represents the grant date valuation of the awards computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.
(2)	Mr. Plumb joined the Company as President and Chief Executive Officer in November 2012.
(3)	Mr. Patti joined the Company as Executive Vice President, Corporate Development & Strategy in November 2012.
(4)	Dr. Fahim was terminated as the Company’s President and Chief Executive Officer on November 8, 2012, in connection with the completion of the reverse merger transaction.
(5)	Drs. Kessler and Kalnik were terminated effective August 5, 2012.
(6)	Includes health and life insurance benefits of $10,244 and a 401(k) match of $9,187.
(7)	Includes health and life insurance benefits of $10,244 and a 401(k) match of $7,000.
(8)	All payments were made under Nabi’s VIP Management Incentive Plan.
(9)	Includes severance payments made in connection with the termination of each of Drs. Fahim, Kessler and Kalnik. See “Potential Payments upon Termination or Change of Control” for more information.

(10)

Includes for 2011 (i) contributions made by Nabi under its 401(k) Plan in the amount of $9,800 on behalf of each of Drs. Fahim, Kessler and Kalnik; (ii) an automobile allowance of $14,400 to Dr. Fahim; (iii) contributions in the amounts of $15,000, $12,000 and $12,000 made by Nabi on behalf of Drs. Fahim, Kessler and Kalnik, respectively, under Nabi’s Supplemental Executive Retirement Plan, which provided the executive with a self-directed insurance or annuity-based retirement plan; (iv) reimbursement of $8,603, $177 and $3,084 paid to Drs. Fahim, Kessler and Kalnik respectively for taxes payable by them on contributions made by Nabi under its Supplemental Executive Retirement Plan; (v) $1,580, $2,810 and $2,050 representing premiums for supplemental life insurance paid on behalf of Drs. Fahim, Kessler and Kalnik, respectively, and $12,767 representing premiums for supplemental disability insurance paid on behalf of Dr. Fahim; (vi) reimbursement of $906 and $1,054 paid to Drs. Fahim and Kalnik respectively for taxes payable by them on contributions made by Nabi under its supplemental life insurance and supplemental disability insurance plans; (vii) aggregate per diem reimbursements of $36,000 paid to Dr. Fahim for miscellaneous expenses in connection with his working at Nabi’s facility in Rockville, Maryland; (viii) reimbursement of $72,704 paid to Dr. Fahim for hotel, airfare and car rental expenses in connection with working at Nabi’s facility in Rockville, Maryland; (ix) reimbursement of $41,700 paid to Dr. Fahim for taxes related to hotel, airfare and car rental expenses incurred in connection with working at Nabi’s facility in Rockville, Maryland and (x) reimbursement of $113,297 paid to Dr. Fahim for other Maryland state taxes payable by him on his compensation income.

(11)

Includes for 2010 (i) contributions made by Nabi under its 401(k) Plan in the amount of $9,800 on behalf of each of Drs. Fahim, Kessler and Kalnik; (ii) an automobile allowance of $14,400 to Dr. Fahim; (iii) contributions in the amounts of $15,000, $12,000 and $12,000 made by Nabi on behalf of Drs. Fahim, Kessler and Kalnik, respectively, under Nabi’s Supplemental Executive Retirement Plan, which provides the executive with a self-directed insurance or annuity-based retirement plan; (iv) reimbursement of $11,762, $6,168 and $6,168 paid to Drs. Fahim, Kessler and Kalnik respectively for taxes payable by them on contributions made by Nabi under its Supplemental Executive Retirement Plan; (v) $1,455, $2,600 and $1,950 representing premiums for supplemental life insurance paid on behalf of Drs. Fahim, Kessler and Kalnik, respectively, and $12,767 representing premiums for supplemental disability insurance paid on behalf of Dr. Fahim; (vi) reimbursement of $10,032, $38 and $1,002 paid to Drs. Fahim, Kessler and Kalnik respectively for taxes payable by them on contributions made by Nabi under its supplemental life insurance and supplemental disability insurance plans; (vii) aggregate per diem reimbursements of $32,760 paid to Dr. Fahim for miscellaneous expenses in connection with his working at Nabi’s facility in Rockville, Maryland; (viii) reimbursement of $66,308 paid to Dr. Fahim for hotel, airfare and car rental expenses in connection with working at Nabi’s facility in Rockville, Maryland; (ix) reimbursement of $51,994 paid to Dr. Fahim for taxes related to hotel, airfare and car rental expenses incurred in connection with working at Nabi’s facility in Rockville, Maryland; (x) reimbursement of $5,000 paid to Dr. Fahim for tax preparation and financial planning services and (xi) reimbursement of $88,282 paid to Dr. Fahim for taxes payable by him on other income.

2013 Grants of Plan-Based Awards

Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Award Type	Grant Date	Target ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Russell H. Plumb	2013 Bonus Program		288,750
	Restricted Stock Unit	11/12/12		143,322			583,321
	Stock Option
		11/12/12			573,286	4.07	1,365,753

Joseph M. Patti	2013 Bonus Program		160,000
	Restricted Stock Unit	11/12/12		71,661			291,660
	Stock Option	11/12/12			358,304	4.07	853,596

(1)

Represents the estimated maximum possible annual cash incentive payment that could have been received by each named executive officer pursuant to the annual incentive bonus program for fiscal year 2013. The actual cash amounts paid to the named executive officers pursuant to the annual incentive plan for 2013 are reflected in the “2013 Summary Compensation Table.” See “Compensation Discussion and Analysis – Performance-Based Cash Bonus Awards” for more information.

(2)

The amount reported for Mr. Plumb and Dr. Patti reflect their initial grants of restricted stock units and stock options, which were awarded outside of the 2007 Omnibus Equity and Incentive Plan as inducement grants in connection with their commencement of employment in November 2012. One-third of the restricted stock units for each of Mr. Plumb and Dr. Patti fully vested ninety (90) days after November 12, 2012, and the other two-thirds will vest in two equal installments on the first and second anniversary thereof. The stock options granted to Mr. Plumb and Dr. Patti each have a 10 year term and will vest in three equal installments on the first, second and third anniversary of November 12, 2012.

(3)	Amounts represent the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718.

Outstanding Equity Awards at June 30, 2013

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of shares or units that have not Vested		Market Value of shares or units that have not Vested (3)
Russell H. Plumb	11/12/12	—	573,286	$4.07	11/12/22	(1)	95,548	(2)	$329,641

Joseph M. Patti	11/12/12	—	358,304	$4.07	11/12/22	(1)	47,774	(2)	164,820

Raafat Fahim, Ph.D.	3/24/2004	7,186		$89.52	3/24/2014
	5/14/2004	1,357		$99.91	5/14/2014
	11/11/2004	26,666		$93.36	11/11/2014
	2/24/2006	9,057		$22.98	2/24/2016
	5/18/2007	15,000		$31.20	5/18/2014
	4/1/2008	19,166		$23.70	4/1/2015
	4/1/2009	19,166		$22.68	4/1/2016
	4/1/2010	20,833		$32.94	4/1/2017
	4/1/2011	25,000		$34.86	4/1/2018

Paul Kessler, M.D.	3/14/2005	1,666		$72.39	3/14/2015
	5/16/2005	2,500		$68.94	5/16/2015
	2/24/2006	3,435		$22.98	2/24/2016
	5/25/2006	2,500		$33.90	5/25/2016
	5/18/2007	15,000		$31.20	5/18/2014
	4/1/2008	15,000		$23.70	4/1/2015
	4/1/2009	15,000		$22.68	4/1/2016
	3/15/2010	166		$35.30	3/15/2017
	4/1/2010	15,000		$32.94	4/1/2017
	4/1/2011	15,000		$34.86	4/1/2018

Matthew Kalnik, Ph.D.	7/18/2007	4,166		$28.20	7/18/2014
	4/1/2008	2,438		$23.70	4/1/2015
	4/1/2009	7,500		$22.69	4/1/2016
	4/1/2010	10,000		$32.94	4/1/2017
	4/1/2011	12,500		$34.86	4/1/2018

(1)	Represents stock options that vest in three equal installments on the first, second and third anniversary of November 12, 2012. All option grants have a term of 10 years.

(2)	Represents restricted stock that vests in two equal installments on the first and second anniversary of November 12, 2012.

(3)	The market value was determined by multiplying the number of stock awards by the closing the closing price of our Common Stock on NASDAQ on June 30, 2013 of $3.45.

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Russell Plumb	—	—	47,774	$164,820
Joseph Patti	—	—	23,887	82,410
Raafat Fahim, Ph.D.	—	—	—	—
Paul Kessler, M.D.	—	—	—	—
Matthew Kalnik, Ph.D.	—	—	—	—

(1)

The value realized on vesting is determined by multiplying the number of shares that vested during the fiscal year ended June 30, 2013, by the closing price of the Company’s Common Stock on Nasdaq on the applicable vesting date.

Potential Payments upon Termination or Change of Control

Employment Agreement with Russell Plumb.

Effective November 12, 2012, the Company and Mr. Plumb entered into an Executive Employment Agreement in conjunction with his appointment as President and Chief Executive Officer. If Mr. Plumb’s employment is terminated by him for good reason or by the Company for any reason other than cause, death or disability (as those terms are defined in the agreement) in either case within three months prior to or one year after a change in control, Mr. Plumb will receive a lump-sum cash amount equal to the sum of (i) Mr. Plumb’s unpaid salary and vacation through such termination; plus (ii) any cash incentive compensation earned and unpaid through such termination; plus (iii) two times (2x) the sum of (A) Mr. Plumb’s annual base salary as then in effect and (B) the cash incentive compensation paid to Mr. Plumb in respect of the most recent fiscal year prior to the year in which the change in control occurs; plus (iv) a payment equal to the present value of the premium payments that would be made by the Company if Mr. Plumb were to continue to be covered under the Company’s group health, life and disability insurance for 24 months, which amount will be determined by the Company in its sole discretion.

If Mr. Plumb’s employment is terminated for cause, death or disability (as those terms are defined in the agreement), then the Company will pay his unpaid salary and any accrued but unpaid vacation and cash incentive compensation through such termination date.

If Mr. Plumb’s employment is terminated by the Company for any reason other than those set out above, then the Company will pay Mr. Plumb a lump sum equal to the sum of (i) Mr. Plumb’s unpaid salary through such termination; plus (ii) any cash incentive compensation earned and unpaid through such termination; plus (iii) Mr. Plumb’s salary for 18 months; plus (iv) the product of one and a half times (1.5x) the cash incentive compensation paid to Mr. Plumb in respect of the most recent fiscal year prior to the year in which such termination occurs; plus (v) an amount equal to the present value of the premium payments that would be made by the Company if Mr. Plumb were to continue to be covered under the Company’s group health, life and disability insurance for 18 months, which amount will be determined by the Company in its sole discretion.

In addition, upon a change in control or the termination of Mr. Plumb by the Company within three months prior to such change in control without cause, the inducement options and restricted stock units granted to Mr. Plumb in connection with his employment will become fully vested and exercisable in the case of options and vested and immediately settled in the case of the restricted stock units immediately prior to, but conditioned upon, the consummation of the change in control.

Employment Agreement with Joseph Patti.

Effective November 12, 2012, the Company and Dr. Patti entered into an Executive Employment Agreement in conjunction with his appointment as Executive Vice President, Corporate Development & Strategy. If Dr. Patti’s employment is terminated by him for good reason or by the Company for any reason other than cause, death or disability (as those terms are defined in the agreement), in either case, within three months prior to or one year after a change in control, he shall receive a lump-sum cash payment equal to the sum of (i) Dr. Patti’s unpaid salary and vacation through such termination; plus (ii) any bonus earned and unpaid through such termination; plus (iii) one and one-half times (1.5x) the sum of (A) Dr. Patti’s annual base salary and (B) the bonus paid to Dr. Patti for the most recent fiscal year prior to the year in which his employment is terminated; plus (iv) an amount equal to the present value of the premium payments that would be made by the Company if Dr. Patti were to continue to be covered under the Company’s group health, life and disability insurance for 18 months, which amount will be determined by the Company in its sole discretion.

If Mr. Patti’s employment is terminated for cause, death or disability (as those terms are defined in the agreement), then the Company will pay his unpaid salary and any accrued but unpaid vacation and cash incentive compensation through such termination date.

In the event Dr. Patti’s employment is terminated by the Company for any reason other than those set out above, or if Dr. Patti terminates his employment for good reason, then the Company will pay Dr. Patti a lump sum equal to the sum of (i) Dr. Patti’s unpaid salary through such termination; plus (ii) any bonus earned and unpaid through such termination; plus (iii) Dr. Patti’s salary for 12 months; plus (iv) the bonus paid to Dr. Patti in respect of the most recent fiscal year prior to the year in which the change in control occurs; plus (v) an amount equal to the present value of the premium payments that would be made by the Company if Dr. Patti were to continue to be covered under the Company’s group health, life and disability insurance for 12 months, which amount will be determined by the Company in its sole discretion.

In addition, upon a change in control or the termination of Dr. Patti by the Company within three months prior to such change in control without cause, the inducement options and restricted stock units granted to Dr. Patti in connection with his employment will become fully vested and exercisable in the case of options and vested and immediately settled in the case of the restricted stock units immediately prior to, but conditioned upon, the consummation of the change in control.

Change of Control Provisions in Employment Agreement with Raafat Fahim.

Dr. Fahim’s employment was terminated on November 8, 2012 in connection with the merger. In March 2011, Dr. Fahim, entered into an amended and restated employment agreement with Nabi, pursuant to which Dr. Fahim was entitled to receive change of control severance benefits if, among other things, his employment was terminated by Nabi without cause during a potential change of control period or within 12 months after a change of control. In connection with his termination, Dr. Fahim received approximately $2.6 million in change of control severance benefits, including, among other things, cash severance, the continuation of health and dental benefits, financial planning and outplacement expenses, reimbursement for premiums payable under Nabi’s Supplemental Executive Retirement Plan, supplemental life and disability insurance, matching contributions under Nabi’s 401(k) Plan and certain tax reimbursements, contingent upon Dr. Fahim executing and not rescinding a general release of claims against the Company. In addition, the vesting of 12,291 of Dr. Fahim’s restricted stock awards accelerated in connection with the merger.

Employment Agreements with Paul Kessler and Matthew Kalnik.

Both Drs. Kessler and Kalnik’s employment was terminated effective August 5, 2012. Under the terms of their employment agreements with Nabi, each of Drs. Kessler and Kalnik were entitled to receive change of control severance benefits if, among other things, their employment was terminated by Nabi without cause during a potential change of control period or within 12 months after a change of control. In connection with their termination, Dr. Kessler and Kalnik received approximately $1.1 million and $1.1 million, respectively in change of control severance benefits, including, among other things, cash severance, the continuation of health and dental benefits, reimbursement for premiums payable under Nabi’s Supplemental Executive Retirement Plan, supplemental life and disability insurance, matching contributions under Nabi’s 401(k) Plan and certain tax reimbursements, contingent upon executing and not rescinding a general release of claims against the Company. In addition, the vesting of all non-vested stock options (options to purchase 135,500 shares in the case of Dr. Kessler and 97,500 shares in the case of Dr. Kalnik) and shares of restricted stock (52,500 shares in the case of Dr. Kessler and 39,000 shares in the case of Dr. Kalnik) was accelerated, which options will be exercisable until the respective applicable option expiration dates.

Potential Payments upon Termination or Change of Control

Name	Cash ($)	Equity ($)		Health Benefits	Tax Reimbursements	Other		Total

Russell H. Plumb (1)
Termination in connection with a Change of Control	$1,170,000	$329,641	(4)	$61,776				$1,231,776
Termination Without Cause/Good Reason	$877,500	$—		$46,332				$923,832
Termination For Cause/Without Good Reason	$—	$—		$—	$—	$—		$—
Death/Disability	$—	$—		$—	$—	$—		$—
Joseph M. Patti (1)
Termination in connection with a Change of Control	$656,250	$164,821	(4)	$46,332				$702,582
Termination Without Cause/Good Reason	$437,000	$—		$30,888				$467,888
Termination For Cause/Without Good Reason	$—	$—		$—	$—	$—		$—
Death/Disability	$—	$—		$—	$—	$—		$—
Raafat Fahim, Ph.D. (2)	$2,415,397	$119,100	(6)	$136,752	$0	$52,636	(5)	$2,723,885

Paul Kessler, M.D.(3)	$1,085,301	$508,725	(6)	$18,800	$17,123	$22,748	(5)	$1,652,697

Matthew Kalnik, Ph.D. (3)	$986,368	$377,910	(6)	$41,019	$28,265	$12,000	(5)	$1,445,562

(1)

Represents payments due upon a termination in connection with a change in control for Mr. Plumb and Dr. Patti as determined in accordance with the terms of their respective employment agreement described above.

(2)

Dr. Fahim was terminated on November 8, 2012 in connection with the merger. Amounts reported for Dr. Fahim represent actual amounts paid pursuant to the terms of his amended and restated employment agreement with the Company entered into in March 2011.

(3)

Drs. Kessler and Kalnik were terminated on August 5, 2012 in connection with the merger. Amounts reported for Drs. Kessler and Kalnik represent actual amounts paid pursuant to the terms of their respective change of control severance agreements with the Company.

(4)

Amounts reported reflect the value of the accelerated vesting of unvested stock options based on the excess of $3.45 per share, the closing price of our Common Stock on June 30, 2013, over the option exercise price per share. The value of the accelerated vesting of unvested restricted stock is based on $3.45 per share.

(5)	Consists of reimbursement for premiums payable under Nabi’s Supplemental Executive Retirement Plan and other miscellaneous benefits.

(6)

Consists of the value of the accelerated vesting of unvested restricted stock units pursuant to the terms of the respective change of control severance agreement or employment agreement multiplied by the Nabi’s closing price on November 8, 2012 of $9.69, the date immediately prior to the merger. Does not include the value of the accelerated vesting of unvested stock options as the exercise price of all related options was greater than Nabi’s closing price on November 8, 2012.

COMPENSATION OF DIRECTORS

On May 1, 2013, the Compensation Committee recommended, and the Board adopted, changes to the Company’s non-employee director compensation plan, pursuant to which:

●	each non-employee director will receive an annual retainer of $37,000 payable as cash compensation for the director’s service during the year;
●	each non-employee director serving on a committee, or active as the Chair of a committee, will receive certain additional annual cash retainers as follows:

Chairman of the Board	$20,000
Audit Committee Chair	$17,500
Audit Committee Member (non-chair)	$8,750
Nominating and Corporate Governance Chair	$9,000
Nominating and Corporate Governance Member (non-chair)	$4,500
Compensation Committee Chair	$12,500
Compensation Committee Member (non-chair)	$6,250

●

each non-employee director will receive, upon the initial effective date of such director’s appointment, an award of either (i) options to purchase 30,000 shares of the Company’s Common Stock or (ii) 17,400 restricted stock units under the Company’s 2007 Omnibus Equity Incentive Plan, one-third (33%) of which will vest on the first anniversary of the date of grant, with the remaining two-thirds (67%) of such award vesting ratably over the following eight (8) quarters; and

●

each non-employee director will receive an annual award of either (i) options to purchase 15,000 shares of the Company’s Common Stock or (ii) 8,700 restricted stock units under the Company’s 2007 Omnibus Equity Incentive Plan, each award vesting in 12 equal monthly installments from the date of grant.

The exercise price of all stock options granted to directors is equal to the fair market value of the Common Stock on the date of the grant.

The following table summarizes compensation received by the Company’s directors during the fiscal year ended June 30, 2013.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned Or Paid in Cash ($)(1)	Restricted Stock Unit Awards ($)(2)	Stock Option Awards ($)(3)	Total ($)

James Fox, Ph.D.(4)	$167,157	$35,235		$202,392
Geoffrey Cox, Ph.D.(5)	32,523		36,634	69,157
Michael Dougherty(6)	8,750		62,388	71,138
Richard Hill(7)	74,702	35,235		109,937
Anne VanLent(8)	9,916		62,388	72,304
Peter Cook(9)	42,760	35,235		77,995
Jeffery Errington, Ph.D.(10)	63,507		28,238	91,745
Raafat Fahim, Ph.D.(11)	13,815			13,815
Paul Bell(12)	73,137			73,137

(1)	Fees earned in fiscal 2013 relate to service on Biota Holdings Limited and Biota’s Board of Directors and Committees of the Board of Directors.

(2)

Amounts represent the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 which vest in 12 equal monthly installments commencing on the one-month anniversary of the grant date.

(3)

Amounts represent the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718 which vest in 12 equal monthly installments commencing on the one-month anniversary of the grant date, except for Mr. Dougherty and Ms. VanLent. For Mr. Dougherty, Ms. Vanlent the options vest 1/3 on the one year anniversary of the grant date with the remaining option shares vesting and become exercisable in eight equal quarterly installments thereafter.

(4)	As of June 30, 2013, Dr. Fox held no options to purchase shares of our Common Stock and 8,700 restricted stock units.

(5)	As of June 30, 2013, Dr. Cox held 15,000 options to purchase shares of our Common Stock and no restricted stock units.

(6)	As of June 30, 2013, Mr. Dougherty held 30,000 options to purchase shares of our Common Stock and no restricted stock units.

(7)	As of June 30, 2013, Mr. Hill held no options to purchase shares of our Common Stock and 8,700 restricted stock units.

(8)	As of June 30, 2013, Ms. VanLent held 30,000 options to purchase shares of our Common Stock and no restricted stock units.

(9)	Mr. Cook resigned from the Board of Directors on September 10, 2013.

(10)	Dr. Errington resigned from the Board of Directors on August 12, 2013.

(11)	Dr. Fahim resigned from the Board of Directors on April 30, 2013.

(12)	Mr. Bell resigned from the Board of Directors on May 1, 2013.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of June 30, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Awards (a)		Weighted Average Exercise Price of Outstanding Awards (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	641,939	(1)	$28.59	1,157,978	(2)
Equity compensation plans not approved by stockholders	1,159,912	(3)	$4.06	—
Total:	1,801,851		$13.59	1,157,978

(1)     Reflects 641,939 shares of Common Stock issuable upon the exercise of stock options, including 491,939 stock options held by former Nabi employees.

(2)      As of June 30, 2013, an aggregate of 1,157,978 shares of Common Stock were available for issuance under the 2007 Omnibus Equity and Incentive Plan.

(3)     Reflects an aggregate of 1,016,590 shares of Common Stock for issuance upon exercise of stock options and 143,322 shares of Common Stock issuable pursuant to the vesting of stock unit awards, all of which were awarded outside of the 2007 Omnibus Equity and Incentive Plan as inducement grants in connection with the commencement of employment of new hires.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014, and the Company seeks the ratification by the stockholders at the Annual Meeting of such selection. PricewaterhouseCoopers LLP has audited the Company’s financial statements since December, 2012. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Ernst & Young LLP audited the legacy Nabi financial statements for the fiscal years ended December 31, 2011 and 2010. PricewaterhouseCoopers LLP audited the financial statements of Biota Holdings Limited for its fiscal years ended June 30, 2012 and 2011. On November 8, 2012, Nabi completed a merger with Biota Holdings Limited. The merger was treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of the accounting acquirer, Biota Holdings Limited, became the Company’s historical financial statements. In connection with the merger, the Company changed its fiscal year end to June 30 to conform to that of Biota Holdings Limited.

The SEC has released guidance that, unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change of accountants. Consequently, upon the consummation of the merger, Ernst & Young LLP was dismissed as our independent registered public accounting firm and on December 5, 2012, the Audit Committee of the Company’s Board of Directors formally engaged PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2013.

Ernst & Young LLP’s reports on Nabi’s financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during the Company’s two most recent fiscal years and through the date of this report, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We have provided Ernst & Young LLP with a copy of the foregoing disclosures as contained in Item 4.01 of our Current Report on Form 8-K filed with the SEC on December 11, 2012 and requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether it agreed with the above statements made by the Company. A copy of such letter, dated December 10, 2012, is filed as Exhibit 16.1 to that Current Report on Form 8-K.

PricewaterhouseCoopers LLP was the independent registered public accounting firm that audited Biota Holdings Limited’s financial statements for the fiscal years ended June 30, 2012 and 2011. During the fiscal years ended June 30, 2012 and 2011, and during the interim period from July 1, 2012 to December 5, 2012, the Company did not consult with PricewaterhouseCoopers LLP in regards to Nabi, Inc.’s financial statements, which were audited by Ernst & Young LLP, with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. Additionally, during the fiscal years ended June 30, 2012 and 2011, and during the interim period from July 1, 2012 to December 5, 2012, no written report or oral advice was provided to the Company by PricewaterhouseCoopers LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

In the event our stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

Required Vote and Board Recommendation

If a quorum is present and voting, the affirmative vote of the majority of the votes properly cast on this proposal is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2014. Abstentions will not be considered votes cast on the proposal and will therefore have no effect on such proposal.

The Board of Directors recommends a vote “For” on the ratification of the independent registered public accounting firm.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As stated above, in connection with the reverse merger, the Company changed its fiscal year end to June 30 to conform to that of Biota Holdings Limited. The following table sets forth the aggregate fees accrued by the Company for audit and other services provided by PricewaterhouseCoopers for the fiscal years ended June 30, 2013, 2012 and 2011.

PricewaterhouseCoopers LLP	Fiscal Year Ended June 30, 2013	Fiscal Year Ended June 30, 2012	Fiscal Year Ended June 30, 2011

Audit Fees(1)	$356,000	$335,626	$114,102
Audit-Related Fees	33,500	6,517	60,966
Tax Fees	-	-	-
All Other Fees	-	-	-
Total	$389,500	$342,143	$175,068

(1)

Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and reviews of its periodic financial statements and audit services provided in connection with other statutory or regulatory filings, including comfort letters and consents.

Pre-approval policies and Procedures

The Audit Committee has adopted a pre-approval policy with respect to any fees that may be paid to the Company’s independent registered public accounting firm and, therefore, has approved in advance all fees paid to PricewaterhouseCoopers during the last two fiscal years.

Pursuant to the Company’s pre-approval policy, on an annual basis the Audit Committee specifically reviews and pre-approves the audit services to be performed by the Company’s independent registered public accounting firm, along with the associated fees. Prior to the end of each fiscal year, management provides to the Audit Committee a list of other services that it anticipates requiring of its independent registered public accounting firm during the year, along with estimates of the costs of these services. The Committee subsequently considers the general pre-approval of these services and their costs. All other services are pre-approved by the Audit Committee in accordance with applicable requirements.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of our independent registered public accounting firm. Each member of the Audit Committee meets the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The independent registered public accounting firm is also responsible for auditing the Company’s internal controls over financial reporting. The Audit Committee appointed PricewaterhouseCoopers LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the fiscal year ended June 30, 2013.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and PricewaterhouseCoopers LLP at each regularly scheduled Audit Committee meeting. The Committee also holds private sessions with PricewaterhouseCoopers LLP on a regular basis to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Audit Committee with, and the Audit Committee reviews, a report on the effectiveness of the Company’s internal control over financial reporting, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee, typically the chair, may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Fees of Independent Registered Public Accounting Firm” below for more information regarding fees paid to PricewaterhouseCoopers LLP for services in fiscal years 2013 and 2012.

In this context, and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

●

reviewed and discussed the audited financial statements as of and for the fiscal year ended June 30, 2013, with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm;

●

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

●

received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by PricewaterhouseCoopers LLP are compatible with maintaining its independence;

●

based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the SEC; and

●	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met six times during the fiscal year ended June 30, 2013. This report for fiscal 2013 is provided by the members of the Audit Committee of the Board.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Anne VanLent (Chair)

Michael Dougherty

Richard Hill

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECREASE THE AUTHORIZED COMMON STOCK

We are seeking stockholder approval to decrease the authorized number of shares of our Common Stock from 200,000,000 to 70,000,000 and to make other non-substantive changes to our Certificate of Incorporation.

The form of the amended and restated Certificate of Incorporation to accomplish the decrease in our authorized shares, and to make other non-substantive changes, is attached to this proxy statement as Appendix A. The discussion herein is qualified in its entirety by the full text of such amendment, which in incorporated herein by reference.

Background and Reasons for the Decrease in Authorized Shares

Current Capitalization.    We currently have 200 million shares of authorized Common Stock. As of the Record Date, there were approximately 28.4 million shares of Common Stock issued and outstanding. In addition, as of the Record Date, there were approximately 1.7 million shares of Common Stock issuable upon the exercise of outstanding stock options, approximately 0.1 million shares of Common Stock issuable upon the vesting of outstanding restricted stock units and approximately 1.2 million shares of Common Stock reserved for issuance under our 2007 Omnibus Equity and Incentive Plan.

Reasons for the Decrease.    At a special meeting of the Nabi stockholders held on October 22, 2012, the stockholders approved an increase in the authorized shares from 125 million to 200 million in order to provide a sufficient number of authorized but unissued and unreserved shares of Nabi common stock available for issuance to the stockholders of Biota Holdings Limited in connection with the reverse merger. Also, at that special meeting of stockholders, the stockholders approved an amendment to the Certificate of Incorporation to effect a reverse stock split of Nabi’s common stock, and on November 8, 2012, Nabi effected a reverse split of its common stock at a ratio of one for six shares. The increase in the authorized shares to 200 million was a closing condition to the merger and was necessary for Nabi to have sufficient authorized but unissued and unreserved shares of Nabi common stock available for issuance. The reverse stock split was also necessary to ensure that the per share price of the common stock of the combined company following the merger complied with the Nasdaq’s initial listing requirements.

In connection with the Nabi stockholder approval of the reverse merger, Nabi’s Board of Directors agreed that the combined company would seek stockholder approval at its next meeting of stockholders to reduce the number of authorized shares of the Company’s common stock to a number equal to approximately two times the number of shares outstanding shortly before such meeting of stockholders. For this reason, we are seeking stockholder approval to authorize our Board of Directors to amend and restate our Certificate of Incorporation in order to decrease the number of authorized shares of common stock of the Company from 200 million to 70 million and to make other non-substantive changes.

General.    If the amendment is approved by our stockholders, the reduced number of authorized shares of Common Stock would be available for issuance for any proper corporate purpose as determined by our Board of Directors without further approval by the stockholders, except as required by law, the Listing Rules of the Nasdaq Global Select Market or the rules of any other national securities exchange on which our shares of Common Stock are listed.

There will be no change in the rights attributable to our authorized shares of Common Stock. The proposed amendment will not affect the par value of the Common Stock, which will remain at $0.10 per share. Under our Certificate of Incorporation, our stockholders do not have preemptive rights to subscribe to additional securities that we may issue; in other words, current holders of Common Stock do not have a prior right to purchase any new issue of our capital stock to maintain their proportionate ownership of Common Stock. If we issue additional shares of Common Stock or other securities convertible into Common Stock in the future, it will dilute the voting rights of existing holders of Common Stock and may also dilute earnings per share and book value per share.

If this proposal is approved by the stockholders, our Amended and Restated Certificate of Incorporation will become effective upon the filing of such with the Secretary of State of the State of Delaware. We would make such filing promptly after approval at the Annual Meeting.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock issued and outstanding and entitled to vote is required to approve the amendment to the Company’s Restated Certificate of Incorporation, as amended. Both abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, and will have the same effect as votes “AGAINST” approval of each of these proposals.

The Board of Directors recommends that stockholders vote “For”

approval of the Amended and Restated Certificate of Incorporation.

PROPOSAL 4

APPROVAL OF AMENDMENT OF NABI BIOPHARMACEUTICALS

2007 OMNIBUS EQUITY AND INCENTIVE PLAN AND

RE-APPROVAL OF PERFORMANCE GOALS

FOR PERFORMANCE-BASED AWARDS

The fourth proposal to be considered and voted upon by the Company’s stockholders at the Annual Meeting is to approve the amendment of the Company’s 2007 Omnibus Equity and Incentive Plan (the “2007 Omnibus Incentive Plan”) to increase the number of shares reserved under the 2007 Omnibus Incentive Plan by 3.0 million shares of Common Stock and to revise certain limitations on the awards intended to qualify as performance-based awards under the 2007 Omnibus Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The 2007 Omnibus Incentive Plan (originally called the 2000 Equity Incentive Plan (the “Original Plan”)) superseded and replaced the Company’s 1998 Non-Qualified Employee Stock Option Plan (the “1998 Employee Stock Plan”) and the Company’s 2004 Stock Plan for Non-Employee Directors (the “2004 Directors Plan”), when the Original Plan was amended and restated (and renamed) in 2007. Both the 1998 Employee Stock Plan and the 2004 Directors Plan were terminated at that time, but remain in effect with respect to any currently outstanding awards under those Plans. Shares remaining available to be issued under the 1998 Employee Stock Plan or the 2004 Directors Plan at the time of their termination became available for awards under the 2007 Omnibus Incentive Plan.

The purpose of the 2007 Omnibus Incentive Plan is to help the Company attract, motivate and retain the employees, directors and consultants whose contributions are important to our success. The use of broad-based equity incentive programs, such as those made available through the 2007 Omnibus Incentive Plan, is an important component of our compensation and incentive philosophy. We believe that this philosophy emphasizes the alignment of compensation and incentives with stockholder interests. Additionally, the Company uses long-term equity incentives to increase the proportion of individual compensation that is dependent upon Company performance, particularly at the more senior executive levels. As further discussed below, we believe that the proposed amendment of the 2007 Omnibus Incentive Plan is necessary to enable us to continue to provide these incentives.

Following a review of the 2007 Omnibus Incentive Plan and the Company’s compensation policies with the assistance of Radford and management, the Compensation Committee recommended, and the Board adopted, the proposed amendment subject to the approval of the stockholders, to increase the number of shares of Common Stock that may be issued under the 2007 Omnibus Incentive Plan by 3.0 million shares to enable the Company to continue utilizing this long-term equity incentive component of its compensation program.

Further, stockholders are being asked to approve the amendment of the 2007 Omnibus Incentive Plan to revise limitations placed on performance-based awards and to re-approve the material terms of the performance goals under the 2007 Omnibus Incentive Plan to better enable the Company to deduct for federal income tax purposes performance-based compensation provided to certain employees pursuant to the 2007 Omnibus Incentive Plan, provided the other conditions imposed by Section 162(m) of the Code relating to performance-based compensation are also satisfied.

In addition to the foregoing, the 2007 Omnibus Incentive Plan was also amended to include a limitation on the number of awards that may be granted annually to non-employee directors, to remove the ability of the Compensation Committee to approve a cash-out of certain in-the-money stock options under the 2007 Omnibus Incentive Plan, and to change the name of the 2007 Omnibus Incentive Plan to the “Biota Pharmaceuticals, Inc. 2007 Omnibus Equity and Incentive Plan.” These amendments are not subject to stockholder approval.

Summary of Proposal

The proposed amendment to the 2007 Omnibus Incentive Plan would increase by 3.0 million the maximum number of shares of our Common Stock that may be issued under the 2007 Omnibus Incentive Plan, subject to proportionate adjustment in the event of a stock split or other change in the Common Stock or capital structure of the Company (the “Additional Shares”). For purposes of this description, the number of shares referred to throughout this summary takes into account all stock splits and other changes in the Common Stock and/or capital structure of the Company since, 2007, when the 2007 Omnibus Incentive Plan was last approved by the Company’s stockholders. This includes, but is not limited to, the merger of Nabi and Biota Holdings Limited on November 8, 2012.

In addition, the 2007 Omnibus Incentive Plan is designed to help enable the deductibility for federal income tax purposes the compensation recognized by certain employees in connection with certain awards granted under the Plan. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding one million dollars ($1,000,000) paid to a “covered employee” of a publicly held company. Generally, covered employees include the chief executive officer and the three highest compensated officers, other than the chief executive and chief financial officers. However, certain types of compensation, including performance-based compensation, are generally excluded from this limitation on deductibility. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares and performance units granted under the 2007 Omnibus Incentive Plan to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the stockholders must approve the material terms of the performance goals that may be established in conjunction with performance-based compensation awarded under the Plan. In addition, regulations issued under Section 162(m) generally require re-approval by the stockholders of the material terms of performance goals utilized under an incentive plan such as the 2007 Omnibus Incentive Plan if that plan permits a company’s compensation committee to select the specific target levels of performance to be achieved under these awards. Because the 2007 Omnibus Incentive Plan authorizes the Company’s Compensation Committee to select the appropriate target levels of performance to be achieved, stockholder re-approval of the material terms of the performance goals is being requested at this Annual Meeting. In addition, because the amendment to the Plan will modify the number of awards that may be granted which are intended to satisfy these requirements, the stockholders are also being asked to approve these new grant limitations as well.

Accordingly, by approving this proposal, stockholders will, in addition to approving an increase in the number of shares authorized for the issuance under the 2007 Omnibus Incentive Plan, be re-approving the criteria upon which the vesting of awards of performance shares, performance units and certain awards of restricted stock and restricted stock units may be based which are described in more detail below, as well as certain limitations for purposes of compliance with Section 162(m) of the Code on the number of shares covered by certain types of awards which may be granted under the 2007 Omnibus Incentive Plan.

Currently, a maximum of 1.8 million shares of Common Stock have been authorized for issuance under the 2007 Omnibus Incentive Plan. Pursuant to the merger, approximately 0.5 million shares of our Common Stock are subject to outstanding vested stock options held by former employees of Nabi that have strike prices between $11.22 and $99.94 per share, with terms expiring from March, 2014 to January, 2019. As of September 13, 2013, there were 1.2 million shares of our Common Stock remaining available for future grants under the 2007 Omnibus Incentive Plan. We believe that these remaining shares may be insufficient to continue operating the 2007 Omnibus Incentive Plan beyond the Company’s fiscal year 2014 as majority of our employees have no equity incentives at this time.

We believe that the Additional Shares will allow us to satisfy our intent to provide adequate equity incentives while limiting the annual potential incremental dilution attributable to equity incentive awards at, or below, a long-term industry or peer average of approximately 3 to 4 percent. We believe this will enable us to have the ability to continue to utilize awards under the 2007 Omnibus Incentive Plan to compete for, attract, and retain talent necessary to the Company’s future success and align employee interests with those of the Company’s stockholders.

In determining the number of Additional Shares to add to the 2007 Omnibus Incentive Plan, the Compensation Committee, Radford, an Aon consulting company, and management made forecasts based on a number of assumptions regarding, among other things, award exercises and vesting, stock price volatility, and the number of expected further participants in the 2007 Omnibus Incentive Plan taking into account the effects of the above described merger.

Although the Company has set the goal of limiting the potential incremental dilution as described above, it is not possible at this time to determine the number of actual awards that will be made in the event that the amendment to the 2007 Omnibus Incentive Plan is approved by the Company’s stockholders. Accordingly, it is not possible to calculate the amount of subsequent dilution that may ultimately result from such awards. However, in no event will the dilutive impact of the 2007 Omnibus Incentive Plan on the Company’s stockholders exceed the dilution occurring as a result of stockholder approval of this proposal, absent subsequent approval by the Company’s stockholders of an additional amendment to this 2007 Omnibus Incentive Plan.

As of September 19, 2013, there were 1,658,529 shares of our Common Stock subject to outstanding options, with a weighted average exercise price per share equal to $13.59 and a weighted average term remaining of 7.02 years, and 143,322 restricted stock units that were issued and outstanding, but not yet vested. The total of these 1,801,851 shares subject to outstanding awards represented approximately 6.3% of our outstanding shares on such date, including the 491,939 awards held by former Nabi Pharmaceuticals, Inc. employees and 1,159,912 shares subject to outstanding awards issued outside of the 2007 Omnibus Incentive Plan in 2013.

As of September 19, 2013, the closing price of the Company’s Common Stock was $4.29.

Summary of the 2007 Omnibus Incentive Plan

The following description of the 2007 Omnibus Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, a copy of which, as proposed in its amended and restated form, is attached hereto as Appendix B, together with the amendment to the 2007 Omnibus Incentive Plan.

The purpose of the 2007 Omnibus Incentive Plan is to provide incentives to attract, retain and motivate eligible individuals whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

Administration. The 2007 Omnibus Incentive Plan is administered by the Compensation Committee. The Compensation Committee may grant options, stock appreciation rights, restricted stock, stock units, performance shares or units, dividend and dividend equivalent rights, and director awards in lieu of cash retainer or cash-based performance awards under the 2007 Omnibus Incentive Plan.

Eligibility. All employees, directors, and consultants of the Company, or any of its subsidiaries, are eligible to be participants in the 2007 Omnibus Incentive Plan. As of September 1, 2013, the Company, and its subsidiaries, had approximately 89 full time equivalent employees (includes two executive officers) and 7 non-employee directors.

Stock Available for Awards. There will be 4,157,978 shares of Common Stock authorized for issuance under the 2007 Omnibus Incentive Plan if the amendment is approved by stockholders. The total number of shares of Common Stock that may be issued under the 2007 Omnibus Incentive Plan at any time is referred to as the “Share Limit.”

Any shares subject to an award granted under the 2007 Omnibus Incentive Plan that are not delivered because the award expires unexercised or is forfeited, terminated, canceled, or exchanged for awards that do not involve Common Stock, or any shares of Common Stock that are not delivered because the award is settled in cash or that are withheld to satisfy any payment to the Company due upon exercise of an award, including a tax withholding obligation, and shares that are delivered or deemed to be delivered to the Company to satisfy such payment obligations, are not be deemed to be issued under the 2007 Omnibus Incentive Plan and are available for future awards.

The following awards or payments will not reduce or be counted against the Share Limit: (a) the grant of a cash award under the 2007 Omnibus Incentive Plan; and (b) the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards. Shares of Common Stock delivered under the 2007 Omnibus Incentive Plan upon the assumption, substitution, conversion, adjustment or replacement of outstanding awards under a plan or arrangement of an entity acquired by the Company in a merger or other acquisition to the extent that the rules and regulations of the applicable listing exchange on which the Common Stock is listed or traded provide an exemption from stockholder approval for assumption, substitution, conversion, adjustment or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

The 2007 Omnibus Incentive Plan provides that the number of shares of Common Stock covered by each outstanding award, and the number of shares of Common Stock which have been authorized for issuance under the 2007 Omnibus Incentive Plan but as to which no awards have yet been granted, as well as the exercise price per share of Common Stock covered by each option or SAR, and the limits described below shall be proportionately adjusted by the Compensation Committee for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, special cash dividend, combination, recapitalization, or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued shares of Common Stock effected without receipt of consideration by the Company.

Limitations on Individual Awards. No incentive stock options may be granted under the 2007 Omnibus Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the 2007 Omnibus Incentive Plan are exercisable for the first time by a participant during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000.

The 2007 Omnibus Incentive Plan is intended to permit awards to qualify as “performance-based compensation” under Section 162(m) of the Code, see “—Potential Limitations on Company Deductions under Section 162(m) of the Code,” below. Accordingly, as amended, the 2007 Omnibus Incentive Plan will provide that no participant may be granted awards intended to qualify as performance-based compensation under Section 162(m) of the Code. in excess of the following in any fiscal year of the Company:

•	Stock options and SARs: No more than 1,000,000 shares in each fiscal year.

•	Restricted stock and stock unit awards having vesting based upon the attainment of performance goals: No more than 500,000 shares in each fiscal year.

•	Performance share or performance unit awards: No more than 1,000,000 shares for each full fiscal year contained in the performance period of the award.

•	Cash-based performance awards: No more than $1,000,000 for each full fiscal year contained in the performance period of the award.

Transferability. Except with the prior approval of the Company’s stockholders, no awards and no shares of Common Stock that have not been issued or to which any applicable restriction has not lapsed may be sold, assigned, transferred, pledged or otherwise encumbered, except by will, the laws of descent and distribution or a qualified domestic relations order and except for the transfer of an award to or for the benefit of the participant’s immediate family member, or other member of the participant’s household, a family trust, a private foundation or other entity in which the participant or immediate family members own more than 50% of the voting interests.

No Repricing. The 2007 Omnibus Incentive Plan prohibits the repricing of options and SARs (other than to reflect stock splits, spin-offs, or other corporate events) unless stockholder approval is obtained. For purposes of the 2007 Omnibus Incentive Plan, “repricing” means

•	any amendment or adjustment to an option or SAR that reduces its exercise price;

•

any issuance of a new option or SAR to a participant in place of one or more cancelled options or stock appreciation rights with a higher exercise price, whether such option or stock appreciation right was issued under the 2007 Omnibus Incentive Plan, or any other option plan of the Company,

•

any other amendment, adjustment or cancellation of an option or SAR, or the grant of another Award in exchange therefor, that effects a repricing of such option or SAR, or any other means of repricing an outstanding option or SAR, including a buyout for a payment of cash or cash equivalents, and

•

any other transaction or series of related transactions that constitutes a repricing of an outstanding option or SAR under the applicable rules of the principal securities market on which the shares of Common Stock are traded).

Options. The Compensation Committee may award incentive stock options and non-qualified stock options and determine the number of shares to be covered by each option, the exercise price, the term of the option, and the other conditions applicable to the exercise of the option. The effect of termination of an optionee’s employment or service with the Company on awards granted under the 2007 Omnibus Incentive Plan will be determined in accordance with individual award agreements or individual employment or change of control agreements entered into by the optionee and the Company.

The 2007 Omnibus Incentive Plan provides that the exercise price of any stock option may not be less than 100% of the fair market value of the Common Stock on the date of award. If the participant owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company, and an incentive stock option is granted to such participant, then the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of award.

The 2007 Omnibus Incentive Plan provides that no stock option may be exercisable more than 10 years after the date that the option is awarded.

No shares may be delivered pursuant to any option exercise until payment in full of the exercise price is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Compensation Committee, by delivery of a note or shares of Common Stock, valued at fair market value on the date of delivery, shares of restricted stock owned by the optionee or such other lawful consideration as the Compensation Committee may determine. The Compensation Committee may permit the participant to pay the exercise price and any tax withholding by broker-assisted cashless exercise.

The Compensation Committee may at any time accelerate the exercisability of all or any portion of any option.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the participant to receive an amount in cash or shares of Common Stock, or a combination of cash and shares of Common Stock, having a value equal to or less than the excess of the fair market value of the Common Stock on the date of exercise over the fair market value of the Common Stock on the date of grant (or over the exercise price, if the SAR was granted in tandem with an option) multiplied by the number of shares with respect to which the SAR is exercised. The minimum exercise price for any SAR may be no less than 100% of the fair market value of the Common Stock on the date of the award.

The Compensation Committee may award free-standing SARs and SARs in tandem with an option, and may determine the terms and conditions applicable thereto. SARs granted in tandem with an option will terminate no later than ten years after the date it is awarded, will terminate to the extent that the related option is exercised, and the related option will terminate to the extent that the tandem SARs are exercised.

SARs related to an option that can be exercised only during limited periods following a change in control of the Company may entitle the participant to receive, if the award agreement expressly so provides, an amount based upon the highest price paid or offered for Common Stock in any transaction related to the change in control or the highest price paid for Common Stock in any transaction during the 30-day period immediately before the change in control.

Restricted Stock. Restricted stock is an award entitling the participant to acquire shares of Common Stock for a purchase price (which may be zero) equal to or less than its par value, subject to conditions, including the Company’s right during a specified period to repurchase such shares at the original purchase price (or to require forfeiture of such shares if the purchase price was zero) upon the participant’s termination of employment.

The Compensation Committee may award shares of restricted stock and determine the purchase price (if any), the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such awards. Shares of restricted stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

A participant will have all the rights of a stockholder with respect to the restricted stock, including voting and dividend rights, subject to non-transferability restrictions and the Company’s repurchase or forfeiture rights and subject to any other conditions of the award.

Stock Units. The Compensation Committee may award stock units subject to such terms, restrictions, conditions, performance criteria, vesting requirements, and payment rules as the Compensation Committee may determine. Shares of Common Stock awarded in connection with a stock unit may be issued for no cash consideration or such minimum consideration as may be required by applicable law. Stock units may include performance-based vesting criteria including, but not limited to, performance criteria described in connection with performance awards. These performance-based metrics may be based on the comparison of the Company’s stock price over a specified period and may not always qualify as performance awards depending on the metrics used. As such, depending on the performance metrics, such awards, often referred to as “market stock units” may be in the form of the award of stock units, or performance awards.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of Common Stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time-to-time as determined at the discretion of the Compensation Committee. Subject to the share limit and maximum dollar value set forth above, the Compensation Committee has the discretion to determine (a) the number of shares of Common Stock under, or the dollar value of, a performance award and (b) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. The performance period under a performance award will not be less than one year or greater than five years.

The 2007 Omnibus Incentive Plan is designed to permit the Compensation Committee to issue awards intended to qualify as performance-based compensation under Section 162(m) of the Code, by making performance goals meeting the requirements of Section 162(m) applicable to a participant with respect to an award. At the Compensation Committee’s discretion, performance goals shall be based on the attainment of specified levels of one or more or any combination of the following criteria:

•	net sales;	•	return on assets or net assets
•	revenue;	•	return on equity;
•	revenue or product revenue growth;	•	return on capital (including return on total capital or return on
•	operating income or loss (before or after taxes);		invested capital);
•	earnings or losses (including earnings or losses before taxes,	•	total stockholder return;
	earnings or losses before interest and taxes, earnings or losses	•	economic value-added models (or equivalent metrics);
	before interest, taxes and depreciation or earnings or losses	•	attainment of strategic and operational initiatives;
	before interest, taxes, depreciation and amortization);	•	appreciation in and/or maintenance of the price of the shares of
•	after-tax income or loss (before or after allocation of corporate		Common Stock or any of the Company’s other publicly traded
	overhead and bonus);		securities;
•	net earnings or loss		regulatory achievements, including submission of Investigational
•	comparisons of the price of the shares of Common Stock or any of	•	New Drug Applications (INDs) or New Drug Applications (NDAs) or
	the Company’s other publicly traded securities with various stock		approval of a compound;
	market indices;	•	progress of internal research or clinical programs;
•	market share for one or more products;	•	progress of partnered research programs;
•	margins, including operating margin, gross margin, and cash margin;	•	implementation or completion of projects and processes;
•	reductions in costs;	•	partner satisfaction;
•	cash flow or cash flow per share (before or after dividends),	•	budget management;
•	including cash flow return on investment;	•	partner or collaborator achievements;
	improvement in or attainment of expense or working capital levels;	•	internal controls, including those related to the Sarbanes-Oxley Act
•	debt reduction;		of 2002;
•	stockholders’ equity;	•	financing;
•	research progress, including the development of programs;	•	investor relations, analysts and communication;
•	achievement of drug development milestones, clinical progress or	•	in-licensing; and
	timely completion of clinical trials;	•	recruiting and maintaining personnel.
•	net earnings or loss per share;

Such performance goals may be based solely by reference to the Company’s performance or of the performance of one or more of the Company’s subsidiaries, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the Company’s operations or not within the reasonable control of the Company’s management, and (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

The 2007 Omnibus Incentive Plan provides that the Compensation Committee will establish, in writing, the applicable performance goal(s) and the specific targets related to such goal(s) prior to the earlier to occur of (a) 90 days after the commencement of the performance cycle to which the performance goal relates and (b) the lapse of 25% of the performance cycle (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain within the meaning of Section 162(m) of the Code, subject to adjustment by the Compensation Committee as it deems appropriate to reflect significant unforeseen events or changes.

After the end of a performance cycle, the Compensation Committee will determine the number of performance awards that have been earned on the basis of performance in relation to the established performance goals, and the payment values of earned performance shares or units will be distributed to the participant. The Compensation Committee may determine whether the payment values are settled in whole or in part in cash, Common Stock or other property. The Compensation Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the Common Stock. The Compensation Committee may also provide for performance award payments in a lump sum or installments.

By approving this proposal, the stockholders will be approving the use of the performance goals set forth above. In addition, approval of this proposal will constitute approval of the award limitations for this purpose as well.

Director Awards. The 2007 Omnibus Incentive Plan provides that each non-employee director may elect in writing to be paid his or her annual retainer, in whole or in part, in shares of Common Stock in lieu of cash subject to prior approval by the Board of Directors. In addition, each non-employee director is entitled to receive an option to purchase shares of Common Stock upon his or her initial election to the Board and each reelection to the Board at any meeting of stockholders. The number of shares underlying such options is determined by the Board of Directors at the time of grant in its sole discretion, provided, that, as amended, the maximum number of Shares of Common Stock subject to awards that a non-employee director may receive in any one fiscal year for service on the Company’s Board of Directors is 150,000 shares; provided further, that with respect to a newly elected or appointed non-employee director, this figure is 300,000 shares.

General Provisions Applicable to Awards. The Compensation Committee may determine whether awards are settled in whole or in part in cash, Common Stock, other securities of the Company, other awards, or other property. The Compensation Committee may permit a participant, subject to compliance with Section 409A of the Code, to defer all or any portion of a payment under the 2007 Omnibus Incentive Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on deferred amounts denominated in Common Stock.

In the discretion of the Compensation Committee, any award under the 2007 Omnibus Incentive Plan may provide the participant with (a) dividends or dividend equivalents payable currently or deferred with or without interest and (b) cash payments in lieu of or in addition to an award.

In the event of a change in control of the Company, the Compensation Committee in its discretion may take one or more of the following actions, subject in all cases to any limitation imposed upon the Committee under the Plan: (a) provide for the acceleration of any time period relating to the exercise or realization of an award, (b) provide for the purchase of an award upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of an award had the award been currently exercisable or payable, (c) adjust the terms of an award in a manner determined by the Compensation Committee, (d) cause an award to be assumed, or new rights to be substituted for the award, by another entity, or (e) make such other provision as the Compensation Committee may consider equitable and in the best interests of the Company.

The participant must pay to the Company, or make provision satisfactory to the Compensation Committee for payment of, any tax withholding no later than the date of the event creating the tax liability. In the Compensation Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, valued at fair market value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the participant, provided that such deduction will not exceed the minimum amount required to satisfy tax liability applicable to such payment.

The Compensation Committee may amend, modify, or terminate any outstanding award, provided that the participant’s consent to such action is required unless the Compensation Committee determines that the action, taking into account any related action, would not materially and adversely affect the participant, except that the Compensation Committee may not terminate an option and grant a substitute option having a lower exercise price that would constitute a “repricing” (as defined in the Plan, and as described above).

Miscellaneous. The Board may amend, suspend, or terminate the 2007 Omnibus Incentive Plan or any portion thereof at any time, provided that no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement and provided that no amendment may be made that would effect a “repricing” (as defined in the Plan, and as described above) without stockholder approval.

Awards may not be made under the 2007 Omnibus Incentive Plan more than 10 years after the effective date of the 2007 Omnibus Incentive Plan, but outstanding awards may extend beyond such date.

Federal Income Tax Consequences of Incentive Compensation

The following is a brief summary of the material United States federal income tax consequences associated with awards granted under the 2007 Omnibus Incentive Plan. This summary is based upon existing United States laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of any state, local, or foreign income tax laws. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Furthermore, this summary does not address the federal tax provisions of Section 409A of the Code. Although the Company intends that the 2007 Omnibus Incentive Plan and any award granted thereunder will comply with, or be exempt from, the requirements of Section 409A, such treatment cannot be governed.

Nonqualified Stock Options. The grant of a nonqualified stock option under the 2007 Omnibus Incentive Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant is subject to income tax at the rate applicable to ordinary compensation income on the excess of the fair market value on the date of exercise of the shares acquired over the exercise price paid. If the participant is an employee, this income will be subject to withholding of federal income and employment taxes. Subject to compliance with Section 162(m) of the Code, the Company generally will be entitled to an income tax deduction in the amount of the income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. Any gain or loss realized by the participant upon a subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares are held for more than one year following exercise of the option. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options. The grant of an incentive stock option under the 2007 Omnibus Incentive Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no taxable income for regular tax purposes upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted or within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price paid. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price paid, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price paid. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the shares were held for more than one year. Subject to compliance with Section 162(m) of the Code, the Company, in the year of the disqualifying disposition, is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the exercise price paid and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the award’s base price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Subject to compliance with Section 162(m) of the Code, the Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code. Any gain or loss on participant’s subsequent disposition of the shares will be a long- or short-term capital gain or loss, depending on whether the shares have been held for more than one year following exercise of the stock appreciation right. The Company does not receive a tax deduction for any such gain.

Restricted Stock and Stock Units. A participant generally will not have taxable income upon the grant of restricted stock or stock units. In the case of stock units, the participant will recognize ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares or cash received less any amount paid.

For restricted stock only, a participant may elect under Section 83(b) of the Code to be taxed at the time of grant. If the recipient of a restricted stock award makes a Section 83(b) election within 30 days of the date of the award, or if the recipient receives an award that is not subject to forfeiture provisions and restrictions on transfer, he or she will recognize ordinary income, for the year in which the award is received, in an amount equal to the difference between the fair market value of the Common Stock subject to the restricted stock award at the time the award is made and the purchase price paid for the Common Stock. If such election is made and the recipient subsequently forfeits some or all of the Common Stock, he or she will not be entitled to any capital loss for the amount includible in his or her income. However, the recipient is allowed a capital loss if the amount paid for the Common Stock is not fully restored on forfeiture. If a Section 83(b) election is not made with respect to a restricted stock award, the recipient will recognize ordinary income in the first taxable year in which the rights of the recipient are either transferable or are not subject to a substantial risk of forfeiture, in an amount equal to the difference between the fair market value of the Common Stock at that time and the price paid, if any, for the shares plus any taxed amount.

Subject to Section 162(m) of the Code, the Company will generally be entitled to deduct, as business expense, the same amount as the recipient of restricted stock or stock units must include as ordinary income. Such deduction will be allowed in the Company’s tax year which includes the last day (generally December 31) of the recipient’s tax year in which the recipient is required to include the amount in income. When the recipient sells the shares, he or she will recognize capital gain or loss at the time of sale equal to the difference between his or her basis (the price paid, if any, for the shares plus any amount previously included in income) and the sale price. Any capital gain or loss will be treated as long-term gain or loss if the shares are held for more than one year.

Performance Awards. A participant will not recognize taxable income at the time performance awards are granted. The participant will recognize ordinary income for the year in which the performance award is paid, with such amount generally being deductible by the Company provided the requirements of Section 162(m) of the Code are satisfied.

Cash Awards. A participant generally will recognize ordinary income in the year in which the cash award is paid and the Company may generally recognize a deduction equal to such amount provided the requirements of Section 162(m) are satisfied.

Stock Bonuses and Other Stock-Based Awards. A participant generally will recognize taxable income upon receipt of the shares subject to the award or bonus (or, if later, on the date such shares are no longer subject to a substantial risk of forfeiture). As with the awards described above, the Company’s ability to deduct the amount included in the income of participants may depend, in part, on whether the awards comply with Section 162(m) of the Code.

Withholding Taxes. Because the amount of ordinary income a participant recognizes with respect to the receipt or exercise of an award may be treated as compensation that is subject to applicable withholding of federal, state, and local income taxes and social security taxes, the Company may require the participant to pay the amount required to be withheld by the Company before delivering to the participant any shares or other payment to be received under the 2007 Omnibus Incentive Plan. The Company will have the right to deduct from any grant, issuance, vesting, exercise, or payment of an award under the 2007 Omnibus Incentive Plan an amount of cash or shares of Common Stock having a value sufficient to cover such withholding. The Compensation Committee, in its discretion, also may permit the participant to deliver to the Company shares of Common Stock owned by such participant and having an aggregate fair market value up to or equal to (but not in excess of) the amount of the withholding or other taxes due. The Company also may deduct the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the participant.

Potential Limitation on Company Deductions under Section 162(m) of the Code. The Company generally will be entitled to a tax deduction in connection with an award under the 2007 Omnibus Incentive Plan in an amount equal to the ordinary income, if any, realized by the participant and at the time the participant recognizes such income (for example, upon the exercise of a non-qualified stock option). As described above, special rules limit the deductibility of compensation paid to the covered employees of a public company. Under Section 162(m) of the Code, unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed one million dollars ($1,000,000). However, the 2007 Omnibus Incentive Plan has been designed to permit the Compensation Committee to grant awards that are intended to qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such awards, even to the extent that they exceed one million dollars ($1,000,000) threshold.

Stockholder approval of the material terms of the performance goals is one of the conditions that must be satisfied in order for an award to qualify as a performance award for purposes of Section 162(m) of the Code, as well as periodic re-approval of such performance goals. Stockholder approval of this proposal constitutes re-approval of the material terms of the performance goals set forth in the 2007 Omnibus Incentive Plan. In addition, stockholder approval of this proposal constitutes approval of the revised grant limitations set forth above.

Notwithstanding the above, the deductibility of awards under the 2007 Omnibus Incentive Plan will still be dependent on the satisfaction of other requirements imposed by Section 162(m) of the Code, including but not limited to: (a) that the awards are granted by a compensation committee comprised solely of “outside directors,” (b) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (c) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied. There can be no guaranty that awards will be designed to, or in fact will, satisfy all of these requirements.

New Plan Benefits

The grant of future awards under the 2007 Omnibus Incentive Plan is discretionary, and therefore it is impossible to determine the total amount and terms of future grants under the 2007 Omnibus Incentive Plan.

Options Granted to Certain Persons

The following table shows the number of shares subject to options issued under the 2007 Omnibus Incentive Plan since its inception to:

o	The named executive officers;

o	All current executive officers as a group;

o	All current directors who are not executive officers; and

o	All employees as a group (excluding executive officers).

2007 Omnibus Incentive Plan

Name and Position	Number of Shares
Russell H. Plumb President and Chief Executive Officer	0	(1)
Joseph M. Patti Executive Vice President, Corporate Development & Strategy	0	(2)
All current executive officers as a group (2 persons)	0
All current directors who are not executive officers, as a group (7 persons)	90,000
All employees as a group (excluding current executive officers)	60,000	(3)

(1) Does not include 573,286 option awards and 143,322 restricted stock awards issued outside of the Company’s plan as inducement grants.

(2) Does not include 358,304 option awards and 71,661 restricted stock awards issued outside of the Company’s plan as inducement grants.

(3) Does not include 85,000 option awards issued outside of the Company’s plan as an inducement grant.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes properly cast on this proposal will be required to approve the proposed amendment of the 2007 Omnibus Incentive Plan, and the re-approval of the performance goals as outlined above. Abstentions and broker non-votes will not be considered votes cast on the proposal and will therefore have no effect on such proposal.

The Board of Directors recommends a vote “FOR” the approval of the amendment of the Company’s 2007 Omnibus Incentive Plan and the re-approval of the 2007 Omnibus Incentive Plan’s performance goals.

PROPOSAL 5

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse the Company’s executive compensation programs and policies and the compensation paid to its named executive officers.

The Say on Pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.

The Company designs its executive compensation programs to implement its core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of its stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how the Company’s compensation programs reflect its core objectives.

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving its core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of Biota Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”

Required Vote and Board Recommendation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers requires the affirmative vote of the votes properly cast on this proposal. Abstentions and broker non-votes will not be considered votes cast on the proposal and will therefore have no effect on such proposal.

The Board of Directors recommends that stockholders vote “For”, on a non-binding advisory basis,

the compensation of the Company’s named executive officers.

OTHER MATTERS

The Board of Directors knows of no matters to be presented at the Annual Meeting other than as described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the discretion of the persons named therein.

Proxy Solicitation

The solicitation of proxies is being conducted by the Company, which will bear the cost of the solicitation. The Company will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company expects to solicit proxies primarily by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by facsimile, or by mail.

Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for the Company’s next Annual Meeting of Stockholders. For a proposal of a stockholder to be considered for inclusion in next year’s proxy statement, it must be submitted in writing, with the proof of stock ownership in accordance with Rule 14a-8 and received by the Secretary of the Company no later than July 4, 2014.

Under the Company’s By-Laws, if a stockholder wants to submit a proposal for next year’s Annual Meeting of Stockholders under Rule 14a-8, or wants to nominate candidates for election as directors at an Annual Meeting of Stockholders, the stockholder must provide timely notice of his or her intention in writing. To be timely, a stockholder’s notice must be delivered to the Secretary, at the Company’s principal executive offices, not less than 90 days prior to the date of the Annual Meeting of Stockholders. However, in the event that less than 100 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. Only the Board of Directors or the Nominating and Corporate Governance Committee thereof may nominate candidates for election at a special meeting of the stockholders. The Company’s By-Laws also specify requirements as to the form and content of a stockholder’s notice. The Company will not entertain any proposals or nominations that do not meet these requirements.

By Order of the Board of Directors,

James Fox, Ph.D.

Chairman of the Board

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BIOTA PHARMACEUTICALS, INC.

The undersigned, Russell H. Plumb, hereby certifies that:

1.     He is the duly elected and acting President and Chief Executive Officer of Biota Pharmaceuticals, Inc., a Delaware corporation.

2.     The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware on March 14, 1969, under the name North American Biologicals, Inc., as thereafter amended. The Amended and Restated Certificate of Incorporation reflected herein has been duly authorized and adopted by the corporation’s Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

3.     The Restated Certificate of Incorporation, as previously amended, of this corporation shall be amended and restated to read in full as follows:

FIRST: The name of the Corporation is Biota Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is United States Corporation Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000 shares consisting of (a) 5,000,000 shares of Preferred Stock, par value $.10 per share (the “Preferred Stock”), and (b) 70,000,000 shares of Common Stock, par value $.10 per share (the “Common Stock”).

Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of stock of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware.

Subject to the provisions of any applicable law, this Amended and Restated Certificate of Incorporation or of the By-Laws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or herein or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

FIFTH: The Board of Directors of the Corporation shall consist of seven members or such other number as shall be designated by the Board of Directors. The Board of Directors is expressly authorized and empowered to adopt, amend and repeal By-Laws, subject to the power of the stockholders to amend or repeal any By-Law made by the Board of Directors.

SIXTH: Unless and except to the extent that the By-Laws shall so require, the election of the directors need not be by written ballot.

SEVENTH: (a) Except as set forth in Part (b) of this Article Seventh the affirmative vote or consent of the holders of 75% of the shares of Common Stock of the Corporation entitled to vote for the election of directors shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any Other Corporation (as hereinafter defined), or (ii) to authorize any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all of the assets of the Corporation or any Subsidiary (as hereinafter defined) having a then net worth in excess of $250,000 (as hereinafter defined) to any Other Corporation, or (iii) to authorize the issuance or transfer by the Corporation of any Substantial Amount (as hereinafter defined) of securities of the Corporation in exchange for the securities or assets of any Other Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law, the Certificate of Incorporation of the corporation or any agreement or contract to which the Corporation is a party.

(b) The provisions of Part (a) of this Article Seventh shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the time any such Other Corporation may have become a Beneficial Owner (as hereinafter defined) of 5% or more of the shares of the stock of the Corporation entitled to vote for the election of directors.

(c) For the purposes of Part (b) of this Article Seventh, the Board of Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to such Board, if and when any Other Corporation is the Beneficial Owner of 5% or more of the outstanding shares of stock of the Corporation entitled to vote for the election of directors. Any such determination shall be conclusive and binding for all purposes of this Article Seventh.

(d) As used in this Article Seventh the following terms shall have the meanings indicated:

“Other Corporation” means any person, firm, corporation, or other entity, other than a Subsidiary of the Corporation.

“Subsidiary” means any corporation in which the Corporation owns, directly or indirectly, more than 50% of the voting securities.

“Substantial Amount” means any securities of the Corporation having a then fair market value of more than $250,000.

An Other Corporation (as defined above) shall be deemed to be the “Beneficial Owner” of stock if such Other Corporation or “affiliate” or “associate” of such Other Corporation (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (15 U.S.C. 78 aaa et seq.)), as amended from time to time, directly or indirectly, controls the voting of conversion or other rights to acquire such stock.

(e) This Article Seventh may not be amended, revised or revoked, in whole or in part, except by the affirmative vote or consent of the holders of 75% of the shares of Common Stock of the Corporation entitled to vote for the election of directors.

EIGHTH: (a) The Corporation shall indemnify its officers, directors, employees and agents against liabilities, damages, settlements and expenses (including attorneys’ fees) incurred in connection with the Corporation’s affairs to the full extent permitted by law, and as more particularly set forth in the Corporation’s By-laws. Such indemnification provisions of the Corporation’s By-laws may be enacted and modified from time to time by resolution of the Board of Directors.

(b) Notwithstanding any other provision of this Article Eighth, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

(c) Any repeal or modification of any provision of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right to protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed or permitted by said laws and by this Amended and Restated Certificate of Incorporation; and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article Ninth.

* * *

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, Biota Pharmaceuticals, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this ____ day of ___________, 2013.

/s/ Russell H. Plumb Russell H. Plumb President and Chief Executive Officer

Appendix B

Amendment No. 1 to the

Nabi Biopharmaceuticals

2007 Omnibus Equity and Incentive Plan

WHEREAS, Biota Pharmaceuticals, Inc. (the “Company”) is the sponsor of the Nabi Biopharmaceuticals 2007 Omnibus Equity and Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Section 18(e) of the Plan, the Company’s Board of Directors (the “Board”) may amend the Plan, provided that certain amendments will only be effective upon receipt of stockholder approval of such amendments; and

WHEREAS, the Board has determined that it is in the best interests of the Company to adopt the foregoing Resolutions amending the Plan (subject in some cases to stockholder approval of such amendments, as provided under applicable law and as provided in Section 18(e) of the Plan).

RESOLVED, that the Plan shall be amended effective as of the date of approval of these Resolutions as follows:

1.

The name of the Plan shall be changed to the “Biota Pharmaceuticals, Inc. 2007 Omnibus Equity and Incentive Plan” and corresponding changes shall be made to the Plan, including, but not limited to Section 1 of the Plan, and to the forms of agreement previously approved for issuance of awards under the Plan.

2.

Subject to the approval of the Company’s stockholders, as provided in Section 18(e) of the Plan, Section 5(b) of the Plan shall be amended by adding an additional three million (3,000,000) shares of the Company’s Common Stock to the share reserve under the Plan.

3.

Subject to the approval of the Company’s stockholders, as provided in Section 18(e) of the Plan, Section 6(b) shall be deleted in its entirety, and the following substituted in its place (with such share numbers reflecting all corporate transactions within the meaning of Section 16(a) of the Plan since the date of its last approval by the stockholders of the Company.

	(b)	Notwithstanding any other provision of this Plan to the contrary, the following limitations shall apply to the following types of Awards made hereunder, other than Substitute Awards:

(i)   The aggregate number of shares of Common Stock that may be covered by Awards granted to any one individual in any Fiscal Year which are intended to qualify as a Qualified Performance Award shall not exceed the following:

(A) 1,000,000 shares in the case of Options and SARs;

(B) 500,000 shares in the case of Restricted Stock and Stock Units having vesting based upon the attainment of one or more of the performance goals specified in Section 9; and

(C) 500,000 shares of Common Stock for each full Fiscal Year contained in the Performance Cycle of a Performance Award denominated in shares of Common Stock.

(ii)  The aggregate dollar value of Cash Awards that may be paid to any one individual in any Fiscal Year with respect to any Award intended to be a Qualified Performance Award shall not exceed the following:

(A) 1,000,000 for each full Fiscal Year contained in the performance period of a Performance Award denominated in dollars.

4.	A new Section 6(e) shall be added to the Plan as follows:

(e)

Notwithstanding anything in this Plan to the contrary, subject to adjustment pursuant to Section 16(a), the maximum number of shares of Common Stock subject to any Award awarded to a non-employee director in his or her capacity as a non-employee director in any one fiscal year shall be limited to one hundred fifty thousand (150,000) shares of Common Stock; provided, however, that with respect to the fiscal year in which an individual is first elected or appointed as an non-employee director, this limitation shall be three hundred thousand (300,000) shares of Common Stock.

5.	Section 8(e) of the Plan shall be deleted in its entirety.

6.

Subject to the approval of the Company’s stockholders, as provided in Section 18(e) of the Plan, the performance measures in Section 11(d)(i) shall be resubmitted to the stockholders for approval in accordance with the requirements of Section 162(m) of the Internal Revenue Code, as amended, and the regulations promulgated thereunder.

RESOLVED FURTHER, that the provisions set forth above which are subject to stockholder approval shall be, or have been, submitted for such approval in accordance with the provisions of Section 18(a) of the Plan.

RESOLVED FURTHER, that the Board hereby authorizes and directs the proper officers of the Company, and any of them, to take such actions and to execute and file, or cause to be executed and filed, one or more registration statements or such other applications and other documents as are necessary or appropriate for compliance with the securities laws of the United States of America and such other states or other jurisdictions, including foreign countries, in which reside persons to whom securities may be offered and sold pursuant to the Plan, and as are necessary or appropriate to list such additional shares of common stock for trading on the NASDAQ Stock Market.

RESOLVED FURTHER, that the proper officers of the Company, and each of them, are hereby authorized and directed in the name of and on behalf of the Company to make all such arrangements, to do and perform all such acts, to execute and deliver all such certificates and other instruments and documents, and to do everything that he or they may deem to be reasonable and necessary or appropriate in order to fully implement the foregoing resolutions.

ANNUAL MEETING OF STOCKHOLDERS OF

BIOTA PHARMACEUTICALS, INC.

November 12, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at - **http://investors.biotapharma.com**

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20730303000300001000 6 111213

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 THROUGH 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Russell H. Plumb
- ○ James Fox
- ○ Geoffrey F. Cox
- ○ Michael R. Dougherty
- ○ Richard Hill
- ○ John P. Richard
- ○ Anne M. VanLent

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 4 and Proposal 5.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.